UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION
                          ------------------------

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]


Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to 240.14a-12

                          WERNER ENTERPRISES, INC.
-----------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
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        0-11.

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        (2)  Aggregate number of securities to which transaction applies:

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             pursuant  to  Exchange  Act  Rule  0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[   ]   Fee paid previously with preliminary materials.
[   ]   Check  box if any part  of the  fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

               [LOGO OF WERNER ENTERPRISES, INC.]
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308

                  ---------------------------

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD MAY 10, 2010

                  ---------------------------

Dear Stockholders:

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the "2010 Annual Meeting") of Werner Enterprises, Inc., a Nebraska corporation (the "Company"), will be held at the Embassy Suites Omaha-La Vista Hotel & Conference Center, 12520 Westport Parkway, La Vista, Nebraska, on Monday, May 10, 2010, at 10:00 a.m. local Central Daylight time. This meeting will be held for the following purposes, which are more fully described in the accompanying Proxy
Statement:

  1. To elect two Class I directors to each serve for a three-year term expiring at the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

  2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only  stockholders of record at the close of business on March
22, 2010, will be entitled to receive notice of and to vote at the 2010 Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials
    for the Stockholder Meeting To Be Held on May 10, 2010
    ------------------------------------------------------

This Notice of Annual Meeting of Stockholders is not a form for voting and presents only an overview of the more complete enclosed proxy materials: the 2010 Proxy Statement (including a proxy for voting) relating to the 2010 Annual Meeting and the Company's Annual Report to Stockholders for the year ended December 31, 2009 (which includes our Annual Report on Form 10-K for 2009 filed with the SEC on February 26, 2010.) You may also obtain a copy of the proxy materials, without charge, on the Company's website (http://www.werner.com under the "Investor Information" tab) or by contacting the Corporate Secretary by telephone at (800) 228-2240 or e-mail at invrelations@werner.com. The enclosed proxy materials contain important information about the Company and 2010 Annual Meeting, and you are encouraged to review these documents before voting.

All stockholders are cordially invited and encouraged to attend the 2010 Annual Meeting in person. However, regardless of whether you attend the meeting, we request that you vote and submit your proxy as promptly as possible in order to ensure the presence of a quorum and that your shares will be voted in accordance with your wishes. Voting instructions are enclosed and provided in the Proxy Statement for your convenience. If you attend the 2010 Annual Meeting, you may vote by proxy beforehand or you may revoke your proxy and cast your vote in person.
                            By Order of the Board of Directors


                            /s/ James L. Johnson

                            James L. Johnson
Omaha, Nebraska             Senior Vice President, Controller
April 7, 2010                 and Corporate Secretary

                       TABLE OF CONTENTS
                       -----------------
INTRODUCTION                                                1
  Annual Meeting Information                                2
  Voting Information and Instructions                       2
     Record Date                                            2
     Quorum                                                 2
     Stockholders Eligible to Vote                          2
     Stockholder Voting Methods                             2
     Voting Your Proxy and Designated Proxy Holders         3
     Revoking Your Proxy                                    4
     Cumulative Voting in Director Elections                4
     Voting Results                                         4
     Stockholder Privacy                                    4
  Expenses of Solicitation                                  4
  Other Matters                                             4
PROPOSAL 1 - ELECTION OF DIRECTORS                          5
  Director Nominees                                         5
  Current Director Information                              5
  Election, Voting Process and Vote Required                8
  Recommendation of the Board of Directors - Proposal 1     8
CORPORATE GOVERNANCE                                        9
  Director Independence Determinations                      9
  Role and Leadership of the Board of Directors             9
  Corporate Governance Policies and Materials               10
  Committees of the Board of Directors                      10
  Audit Committee                                           11
     Audit Committee Independence and Financial Expert      12
  Compensation Committee                                    12
     Compensation Committee Independence                    13
     Compensation Committee Interlocks and Insider
      Participation                                         13
  Nominating and Corporate Governance Committee             13
  Attendance at Board and Committee Meetings and Annual
   Meeting                                                  13
  Stockholder Communications with the Board of Directors    14
  Director Nomination Process                               14
  Director Compensation and Benefits                        16
     Director Stock Ownership                               17
     Compensation of Directors for 2009                     17
  Report of the Audit Committee                             17
EXECUTIVE OFFICERS                                          19
  Current Executive Officer Information                     19
BENEFICIAL OWNERSHIP OF COMMON STOCK                        20
  Stock Ownership of Directors, Executive Officers and
   Certain Beneficial Owners                                20
  Section 16(a) Beneficial Ownership Reporting Compliance   22
EXECUTIVE COMPENSATION                                      22
  Compensation Discussion and Analysis                      22

     Named Executive Officers                               23
     2009 Executive Compensation Program and Objectives     23
     Elements of Executive Compensation                     24
     Role of the Compensation Consultant                    30
     Compensation Process and Determination                 30
     Competitive Peer Group and Benchmarking                32
     Risk Management Related to Compensation                33
     Other Executive Compensation Policies and
      Considerations                                        34
  Employment Arrangements                                   36
  Arrangements and Potential Payments Upon Termination
   or Change in Control                                     36
     Termination                                            36
     Change in Control                                      36
     Potential Benefits Payable Under the Equity Plan       37
  Report of the Compensation Committee                      38
  Summary Compensation Table                                38
  All Other Compensation for 2009                           40
  Grants of Plan-Based Awards for 2009                      41
  Outstanding Equity Awards at 2009 Year-End                41
  Option Exercises for 2009                                 44
  Nonqualified Deferred Compensation for 2009               44
     Deferrals                                              45
     Earnings                                               45
     Distributions and "In Service" Withdrawals             45
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM               46
  Fees of the Independent Registered Public Accounting Firm 46
     Audit Fees                                             47
     Audit-Related Fees                                     47
     Tax Fees                                               47
  Policy  of Audit Committee Pre-Approval of Audit and
   Non-Audit Services Performed by the Independent
   Registered Public Accounting Firm                        47
  Voting Process and Vote Required                          48
  Recommendation of the Board of Directors - Proposal 2     48
TRANSACTIONS WITH RELATED PERSONS                           48
  Review and Approval of Related Person Transactions        48
  Related Person Transactions                               49
     Land Lease Agreement                                   49
     Family Members of Executive Officers and Directors     50
     Independent Contractors                                50
     Personal Use of Corporate Aircraft                     50
OTHER BUSINESS                                              51
STOCKHOLDER PROPOSALS                                       51
STOCKHOLDERS SHARING THE SAME ADDRESS                       51
CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES    52
INTERNET WEBSITE AND AVAILABILITY OF MATERIALS              52

                   WERNER ENTERPRISES, INC.
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                       ________________

                      PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS
                         MAY 10, 2010
                   ________________________

                         INTRODUCTION

We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the "Board") for the 2010 Annual Meeting of Stockholders of Werner Enterprises, Inc. The 2010 Annual Meeting will be held for the purposes set forth in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. We are mailing the Proxy Statement, proxy and our Annual Report to Stockholders for the year ended December 31, 2009 (the "2009 Annual Report") on or about April 7, 2010.

In  this Proxy Statement, we also use the following terms  and abbreviations:
    *  We  refer to Werner Enterprises, Inc. as the "Company,"
       "we" or "us."
    * The 2010 Annual Meeting of Stockholders is referred to as the "Annual Meeting" or "2010 Annual Meeting."
    * References to "2009" and "for the year ended December 31, 2009" mean the Company's fiscal year for the period beginning January 1, 2009 and ending December 31, 2009.
    * The term "executive officers" means those executives listed in the Current Executive Officer Information section beginning on page 19 of this Proxy Statement and on our website.
    * "Named Executive Officers" means the five executive officers identified on page 23 of the Compensation Discussion and Analysis section of this Proxy Statement.
    * "Proxy Materials" means this Proxy Statement, the proxy relating to the 2010 Annual Meeting and the 2009 Annual Report.
    * We also refer to our "website," which means the Internet website available at http://www.werner.com under the "Investor Information" tab, as provided in the Internet Website and Availability of Materials section of this Proxy Statement.

This Proxy Statement and our 2009 Annual Report are available on our website. In these Proxy Materials, we refer to certain reports and forms that we have filed with the U.S. Securities and Exchange Commission (the "SEC"). All of our SEC filings are available on our website. You may also request copies of our SEC filings and Proxy Materials from the Corporate Secretary at the contact information provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

Annual Meeting Information

The 2010 Annual Meeting of Stockholders will be held at 10:00 a.m. local Central Daylight time on Monday, May 10, 2010, at the Embassy Suites Omaha-La Vista Hotel & Conference Center, and at any adjournment(s) thereof. The Embassy Suites Omaha-La Vista Hotel & Conference Center is located at 12520 Westport Parkway in La Vista, Nebraska, which is situated just off U.S. Interstate 80 and the Giles Road Exit 442 in La Vista's Southport development. Should you require additional directions to attend the meeting and vote in person, you may contact our Corporate Secretary at the information set forth in the Contacting the Corporate Secretary and Executive Offices section on page 52. At the meeting, Clarence L. ("C.L.") Werner, Gregory ("Greg") L. Werner and Gary L. Werner and other members of our management team will discuss our results of operations and business plans. Members of our Board of Directors will also be present to answer your questions.

Voting Information and Instructions

Record Date. The record date for the Annual Meeting is March 22, 2010. On the record date, 72,068,796 shares of our issued $0.01 par value common stock were outstanding. At the Annual Meeting, each stockholder will be entitled to one vote (in person or by proxy) per share that is owned of record at the close of business on March 22, 2010. Each share has one vote on each matter. Our stock transfer books will not be closed. On March 22, 2010, the closing market price of our common stock as reported on the NASDAQ Global Select MarketSM was $22.99 per share.

Quorum. For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. ("Broker non-votes" are shares held by a broker or other institution (collectively, a "broker") that are represented by proxy at the Annual Meeting, but the broker has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power for certain matters.)

Stockholders Eligible to Vote. Only stockholders of record as of the close of business on the record date are entitled to notice of, attend and vote at the Annual Meeting. Shares that may be voted at the Annual Meeting include shares that are held by (i) "registered stockholders" and (ii) "beneficial owners."
   (i) If your shares are registered directly in your name with our transfer agent (Wells Fargo Bank
          Minnesota,   N.A.),   you   are   considered    a
          "registered stockholder" and the stockholder of record with respect to those shares.
   (ii)   Most  stockholders hold their  shares  through  a
          broker,  rather  than holding  shares  registered
          directly  in  the stockholder's  name.   In  that
          case, you are considered a "beneficial owner" of shares held in street name.

Stockholder Voting Methods. Your type of stock ownership determines the method by which you may vote your shares.

     Registered   Stockholders.   If  you  are  a   registered
       stockholder, you may vote your shares by mail using the enclosed proxy and postage-paid return envelope and by following the instructions appearing on the proxy. As a registered stockholder, you may also vote your shares in person at the Annual Meeting by notifying and obtaining a ballot from the Corporate Secretary prior to the occurrence of any votes.

     Beneficial Owners. If you are a beneficial owner, you have the right to instruct your broker how to vote the shares held in your account. Your broker will inform you as to how your shares may be voted by proxy, including whether Internet or telephonic voting options are available. As a beneficial owner of shares, you may not vote in person at the Annual Meeting unless you obtain from your broker a legal proxy that gives you the right to vote the shares.

       Certain securities exchange rules govern how brokers can vote your shares. If your broker does not receive voting instructions from you, the broker may generally vote your shares on routine matters but cannot vote your shares on the election of directors and other non-routine matters. With respect to the matters described in this Proxy Statement to be voted on at the 2010 Annual Meeting, the election of directors (Proposal 1) constitutes a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a routine matter.

Regardless of your type of stock ownership, your right to vote in person at the Annual Meeting is not affected by signing and returning the proxy by mail (as generally done by registered stockholders) or by submitting your proxy pursuant to your broker's instructions (as done by beneficial owners, commonly by the Internet or telephone).

In this Proxy Statement, when referring to voting matters, "shares withheld" generally includes the following shares not voted and cast: (i) broker non-votes (with respect to director elections and other non-routine matters); (ii) shares for which abstention is specifically marked on a proxy; and
(iii) shares that are present at the Annual Meeting but expressly abstain. Shares present at the Annual Meeting (by proxy or in person) but for which the stockholder does not give any voting authority or direction will be voted by the Designated Proxy Holders (identified below and on the enclosed proxy) as indicated in this Proxy Statement. Broker non-votes and abstentions do not affect whether a director nominee or other non-routine proposal has received the required number of votes of the shares of our outstanding common stock present or represented by proxy and voting at the Annual Meeting.

Voting Your Proxy and Designated Proxy Holders. When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions
you   made  when  granting  the  proxy.   Unless  you  specify
otherwise or no choice is indicated on your proxy, all shares of our common stock represented by the proxy will be voted:
   (i)    FOR  the  election of all nominees for  Class  I
          director ("Proposal 1");
   (ii)   FOR  the ratification of the appointment of KPMG
          LLP   as   our  independent  registered   public
          accounting firm for 2010 ("Proposal 2"); and
   (iii)  In  accordance  with the best  judgment  of  the
          named  proxies  on  any other  matters  properly
          brought  before  the  Annual  Meeting   or   any
          adjournment thereof. See Other Matters in this Proxy Statement.

For purposes of the 2010 Annual Meeting, C.L. Werner and Gary Werner will act as the appointed and authorized "Designated Proxy Holders." Your executed proxy appoints each of the Designated Proxy Holders as your duly authorized attorney-in-fact and gives the Designated Proxy Holders the power to represent and vote at the Annual Meeting all shares of our outstanding common stock that you are entitled to vote. The Designated Proxy Holders will vote your shares as instructed by you on your proxy. If you do not provide voting direction on the proposals discussed in this Proxy Statement, or for any other matters properly presented at the Annual Meeting, your proxy also gives the Designated Proxy Holders the discretionary authority to vote your shares represented thereby as noted in this Proxy Statement and in accordance with their best judgment.

Revoking Your Proxy. Any stockholder who delivers an executed proxy has the right to revoke the proxy at any time prior to the call to vote at the Annual Meeting. You may revoke your proxy before the Annual Meeting by (i) delivering a written and executed notice of revocation of the proxy to the Corporate Secretary at our executive offices prior to the Annual Meeting or (ii) executing and delivering a subsequent proxy (dated later than the previously submitted proxy) before the Annual Meeting. Alternatively, you may revoke your proxy by attending the Annual Meeting, informing the Corporate Secretary of your proxy revocation and voting in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Cumulative Voting in Director Elections. With respect to the election of directors, Company stockholders (or their proxy holder, if one is appointed) have cumulative voting rights under the laws of the State of Nebraska. This means that you (or your proxy holder) may: (i) vote your shares for as many directors as are to be elected; (ii) cumulate your shares and give one director nominee an amount of votes equal to the total number of directors to be elected multiplied by the total number of your shares; or (iii) distribute an amount of votes calculated as described in (ii) among as many director nominees as you desire. If you wish to vote cumulatively, you must vote in person or give your specific cumulative voting instructions to the selected proxy, and your instructions must indicate the number of votes represented by your shares that are to be cast for one or more of the director nominees. The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes. You may withhold authority to vote for any nominee(s) by striking through the name(s) of such nominee(s) on the accompanying proxy.

Voting Results. Our Corporate Secretary has been appointed by the Board to serve as the inspector of election for the Annual Meeting. Proxies and ballots will be received and tabulated by the inspector of election. Preliminary voting results will be announced at the Annual Meeting, and the inspector of election will then calculate final voting results. We will disclose the Annual Meeting voting results on a Current Report on Form 8-K filed with the SEC in accordance with SEC rules.

Stockholder Privacy. As a matter of Company policy, we keep all proxies, ballots and voting tabulations that identify individual stockholders private and confidential. Such documents are available for examination only by the inspector of election and certain Company representatives who assist with processing proxies and tabulating the vote. Stockholder votes are not otherwise disclosed within the Company, to members of our Board or to third parties, except as may be necessary to meet legal requirements.

Expenses of Solicitation

We will bear all costs of this proxy solicitation, including expenses for the preparation, printing, assembly and mailing of materials. Some of our directors, officers and employees may also solicit proxies in person or by the Internet, telephone or other electronic communications, and they will not receive any additional compensation for making such solicitations. We will also reimburse brokerage firms and other custodians and fiduciaries for all reasonable expenses incurred for forwarding Proxy Materials to beneficial owners of our stock in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy will help to avoid additional expense.

Other Matters

On the date of mailing this Proxy Statement, the Board of Directors knows of no other matters to be brought before stockholders at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the meeting, your signed proxy authorizes the Designated Proxy Holders to vote the shares represented thereby in their discretion and according to their best judgment.

Assuming the presence of a quorum, all other matters that properly come before the Annual Meeting will each require the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Shares withheld will not affect the voting results on such matter.


              PROPOSAL 1 - ELECTION OF DIRECTORS

Our Articles of Incorporation provide that there shall be two or three separate classes of directors. Each class must consist of not less than two, nor more than five, directors, and the classes should be nearly equal in number as possible. Our By-Laws provide for eight directors, divided into three classes (Class I, II and III), and each class should have the same number of directors to the extent possible. Directors hold office for a term of three years, and each term expires at the third succeeding annual meeting of stockholders after the respective director's election and until a successor is elected and qualified. The terms of office for each class of current directors expire at the annual meeting of stockholders in the following years: Class I, 2010; Class II, 2011; and Class III, 2012.

Director Nominees

You will be asked to elect two directors in Class I to each serve for a three-year term expiring at the 2013 Annual Meeting of Stockholders and until his respective successor is elected and qualified. The two current Class I directors whose terms will expire at the 2010 Annual Meeting are:

        Gerald H. Timmerman      Kenneth M. Bird, Ed.D.

Mr. Timmerman and Dr. Bird have been nominated for re-election at the 2010 Annual Meeting for terms expiring at the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The qualifications, skills and experience of Mr. Timmerman and Dr. Bird are discussed in their respective biographies in the following Current Director Information section.

Current Director Information

Identified in the table on page 6 are the director nominees and the directors whose terms will continue after the 2010 Annual Meeting, all of whom are current members of our Board. Certain information provided to us by our directors regarding their qualifications, skills and experience is also set forth in the biographies following the table. Family relationships between any directors and executive officers are noted in the relevant biographies. None of the corporations or other organizations referenced in the biographies is a parent, subsidiary or affiliate of the Company.


                           Members of the Board of Directors
---------------------------------------------------------------------------------------
                                                                            Term
Name                                Principal Occupation                    Ends  Class
----                                --------------------                    ----  -----
Clarence L. Werner             Chairman of Werner Enterprises, Inc.         2012   III
Gary L. Werner              Vice Chairman of Werner Enterprises, Inc.       2011   II
Gregory L. Werner             President and Chief Executive Officer         2011   II
                                    of Werner Enterprises, Inc.
Gerald H. Timmerman      President of Timmerman & Sons Feeding Co., Inc.    2010   I
                                and Timmerman Feeding Corporation
Michael L. Steinbach       Owner of Steinbach Farms & Equipment Sales       2011   II
                                   and Steinbach Truck & Trailer
Kenneth M. Bird, Ed.D.         President and Chief Executive Officer        2010   I
                                 of the Bright Futures Foundation
Patrick J. Jung        Chief Operating Officer of Surdell & Partners LLC    2012   III
Duane K. Sather         Former President of Sather Trucking Corporation     2012   III
                              and Former Chairman of Sathers Inc.


CLARENCE L. WERNER, 72, operated Werner Enterprises as a sole proprietorship from 1956 until the incorporation of Werner Enterprises, Inc. in September 1982. He has been a Company director since that time and also served as President until 1984. Since 1984, Mr. Werner has been our Chairman, and he served as our Chief Executive Officer from 1984 until February 2007. As our founder, Mr. Werner has been actively involved in the Company's business and operations since its inception over 50 years ago. As a result of these professional experiences, Mr. Werner brings to the Board a unique understanding of our business and operations attributed to his long-standing commitment to, management of and involvement with the Company for more than 50 years, as well as his significant and extensive knowledge of the transportation industry. Mr. Werner is the father of brothers Gary Werner and Greg Werner.

GARY L. WERNER, 52, has been a director of the Company since its incorporation. Mr. Werner was General Manager of Werner Enterprises, Inc. and its predecessor from 1980 to 1982. He also served as Vice President from 1982 until 1984, when he was named our President and Chief Operating Officer. Mr. Werner was then named Vice Chairman in 1991 and has held such position since that time. From 1993 to April 1997, Mr. Werner also reassumed the duties of President. Mr. Werner also serves on the advisory board of the Eppley Cancer Center of the University of Nebraska Medical Center. Mr. Werner has a depth of professional experience acquired during his long-term service with the Company, and his extensive comprehension of our business derived from such experience provides a valuable perspective on the Company's operations and industry. Mr. Werner is a son of C.L. Werner and a brother of Greg Werner.

GREGORY L. WERNER, 50, was elected as a director of the Company in 1994. He served as our Treasurer from 1982 to 1986 and was Vice President from 1984 until March 1996. Mr. Werner was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has also directed revenue equipment maintenance for Werner Enterprises, Inc. and its predecessor since 1981. He became responsible for our management information systems in 1993 and also assumed the duties of Chief Operating Officer in 1999. Mr. Werner was then named our Chief Executive Officer in February 2007. Mr. Werner possesses significant knowledge and a thorough understanding of our business operations and industry, which is attributed to his long-term professional experience with the Company. Because of his position as our President and

Chief Executive Officer, Mr. Werner also provides the Board with an important insider perspective and management's point-of-view about various aspects of our business operations and strategies. Mr. Werner is a son of C.L. Werner and a brother of Gary Werner.

GERALD H. TIMMERMAN, 70, was elected as a Company director in 1988. Since 1970, Mr. Timmerman has been and currently serves as President of Timmerman & Sons Feeding Co., Inc. He has also served as the President of Timmerman Feeding Corporation since 2003. Timmerman & Sons Feeding Co., Inc. and Timmerman Feeding Corporation, both of which are based in Springfield, Nebraska, are cattle feeding, ranching and beef production enterprises with operations in several Midwestern states. Mr. Timmerman is also a partner in several other privately held entities that engage in integrated agricultural business operations. He is currently a member of the board of directors of McCarthy Group, LLC, a private equity investment firm based in Omaha, Nebraska. Mr. Timmerman is also active in and serves on the board of directors of several civic organizations. As a result of these and other professional experiences, Mr. Timmerman brings to our Board substantial business experience, financial acumen and outside board experience that contributes to the Board's collective qualifications, skills and experience.

MICHAEL  L.  STEINBACH, 55, was elected as a director  of  the
Company in 2002. He has been the sole owner of Steinbach Farms & Equipment Sales since 1980. Steinbach Farms & Equipment Sales buys and sells farmland and equipment and is located in Valley, Nebraska. Mr. Steinbach has also been the sole owner of Steinbach Truck & Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. He also farms or custom farms approximately six thousand acres of farmland. Mr. Steinbach possesses an extensive understanding of the semi-tractor and trailer industry acquired from his experience in the equipment sales business. His depth of knowledge of our primary equipment (semi-tractors and trailers) is a valuable resource to the Company as we assess the age, productivity and other characteristics of our tractor and trailer fleet. This knowledge, coupled with Mr. Steinbach's related comprehension of the truckload transportation industry and successful personal business experience, contribute to our Board's collective qualifications, skills and experience.

KENNETH M. BIRD, ED.D., 62, was appointed by our Board of Directors in 2002 to fill a vacant director position and was then elected by the stockholders in 2004. Dr. Bird is currently the President and Chief Executive Officer of the Bright Futures Foundation, a nonprofit entity that serves youth education in Omaha, Nebraska. Dr. Bird previously served as Superintendent of Westside Community Schools in Omaha, Nebraska from 1992 until May 2008, and he also held various administrative positions with Westside Community Schools since 1981. Prior to 1981, he was employed by the Nebraska Department of Education and as a special education teacher at Westside Community School. Dr. Bird's broad range of board experience is also considerable and extensive. He is active in local, state and national professional organizations as a member of various advisory councils, committees and task forces. Dr. Bird serves as a director or trustee on a number of civic boards, and he has been the recipient of several professional, leadership and community service awards. Dr. Bird possesses significant overall board experience, administrative competence, executive experience and proven leadership skills that enhance our Board's diversity and discussions. As a result of these professional and other experiences, Dr. Bird brings to the Board a broad perspective of our community and an appreciation of corporate governance principles that contribute to the collective qualifications, skills and experience of our Board of Directors.

PATRICK J. JUNG, 62, was elected as a Company director in 2003. He currently serves as the Chief Operating Officer of Surdell & Partners LLC, an advertising company in Omaha, Nebraska. Prior to his position with Surdell & Partners LLC,
Mr. Jung was a practicing certified public accountant with KPMG LLP for thirty years. He was also the audit engagement partner on the Company's annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung is a member of the board of managers of Burlington Capital Group LLC (which includes America First Tax Exempt Investors, L.P., a publicly traded company) and serves on its audit and governance committees. Located in Omaha, Nebraska, Burlington Capital Group LLC's business involves real estate, money management and emerging markets. Mr. Jung is also a member of the board of directors of Supertel Hospitality, Inc. and serves as its audit committee chair and as a member of its nominating committee. Supertel Hospitality, Inc., headquartered in Norfolk, Nebraska, is a publicly traded real estate investment trust that owns and acquires limited-service hotels in the United States. He also works with several civic boards and organizations. Mr. Jung has significant knowledge and experience in financial management, accounting processes and corporate governance that is derived from his professional and other experiences. He brings to our Board substantial accounting and financial expertise and sophistication, exceptional administrative proficiency, overall board experience and comprehension of our business operations and industry that contribute to the Board's collective qualifications, skills and experience. Mr. Jung also qualifies as an audit committee financial expert and serves as Chair of our Audit Committee and Compensation Committee.

DUANE K. SATHER, 65, was elected as a Company director in 2006. Mr. Sather's extensive knowledge and experience in our industry is partially accredited to his service as President of Sather Trucking Corporation from 1972 to 1996. From 1988 to 1996, he also served as Chairman of Sathers Inc., a wholesale candy manufacturer and distributor. Sather Trucking Corporation and Sathers Inc. were sold to Favorite Brands International, Inc. in 1996. Mr. Sather is an investor and currently serves as a director of several privately held companies that construct and operate ethanol plants in the Midwest. During his tenure with Sather Trucking Corporation and Sathers Inc., Mr. Sather gained a wide-range of knowledge about the trucking industry, including managing a large workforce, overseeing a large business operation, marketing and logistics. Mr. Sather brings to the Board his diverse business and executive experience and comprehensive industry knowledge. This invaluable industry insight contributes to our Board's collective qualifications, skills and experience.

Election, Voting Process and Vote Required

Assuming the presence of a quorum, directors are elected when they receive a plurality of affirmative votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means the two nominees receiving the highest number of votes at the Annual Meeting, after taking into account any cumulative voting, will be elected to the Board. Shares withheld will not impact the election of directors.

Each of the nominees designated in this Proxy Statement has indicated his intention to serve as a director if elected, and the Board does not know of any reason why any nominee will be unavailable for election. In the event any nominee becomes unwilling or unable to serve as a director, the shares represented by your accompanying proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold (whether on your proxy or in person at the Annual Meeting) authority to vote your shares for the unavailable nominee or substitute nominee. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Recommendation of the Board of Directors - Proposal 1

The  Board of Directors recommends that stockholders vote  FOR
                                                           ---
the election of each Class I director nominee. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the election of all Class I director nominees.

                     CORPORATE GOVERNANCE

Director Independence Determinations

The Board has affirmatively determined that all members of our Board of Directors are independent pursuant to SEC rules and the listing standards adopted by NASDAQ, except for C.L.
Werner, Gary Werner and Greg Werner. The Board has also determined that each member of the three Board committees satisfies the applicable independence requirements of NASDAQ and the SEC.

With the assistance of our legal counsel, our Nominating and Corporate Governance Committee reviewed the (i) legal and regulatory standards for assessing Board and Board committee independence, (ii) criteria for determining a director's "audit committee financial expert," "non-employee director" and "outside director" status and (iii) responses to annual and biannual questionnaires completed by our directors. After completing its review, the Nominating and Corporate Governance Committee submitted its independence recommendations to our Board. Our Board then made its independence determinations based on the committee's recommendations and after considering the information available to the committee.

Role and Leadership of the Board of Directors

One  of  the  primary roles of the Board of  Directors  is  to oversee our senior management in the competent and ethical operation of our business and to ensure that our stockholders' interests are being properly served. To achieve these objectives, the Board establishes and maintains high standards of responsibility and ethics that, when consistently applied and followed, contribute to our business's overall success.

The Chairman presides over each Board meeting and is actively involved in determining agendas for Board meetings and serving as a liaison between our Board and management. The Board elects our Chairman each year at its annual meeting. Currently, C.L. Werner serves as our Chairman, and Greg Werner serves as our President and Chief Executive Officer ("CEO"). Each individual was elected by our Board at its 2009 annual meeting to serve in his current position for a one-year term or until his respective successor is duly elected and qualified,  pursuant to Section 2 of Article III  of  our  By-
Laws.

The positions of Chairman and CEO are held by two individuals instead of the same person. Although C.L. Werner and Greg Werner are not independent directors, we believe our current leadership structure is effective for us. This configuration demonstrates to our stockholders, employees and customers that our primary leadership roles are served by two qualified people who each have an extensive depth of knowledge about the Company's business and industry, share a long-standing dedication to and significant ownership interest in the Company and are equally committed to our development and success.

Our independent directors regularly meet in executive sessions without the presence of management. These executive sessions are typically conducted after each quarterly Audit Committee meeting and may also be held when deemed appropriate by the independent directors. Our Audit Committee is comprised solely of all of our independent directors, each of whom typically attends each Audit Committee meeting, and this consistent and routine meeting schedule consequently enables the independent directors to conduct such executive sessions on a regular basis. Our independent directors do not formally select a lead independent director to preside over their executive sessions. Rather, Mr. Jung, as Chair of the Audit Committee, presides over the executive sessions of the independent directors, and he also acts as a liaison between the independent directors, management and the full Board. Further information regarding the 2009 executive sessions is provided under the Attendance at Board and Committee Meetings and Annual Meeting section.

We believe that separating the Chairman and CEO positions, having the majority of our Board and each Board committee comprised of independent directors (who meet regularly in executive sessions) and having independent directors serve as Chairs of our Board committees provides an effective and strong leadership structure for the Company. Our Board has the flexibility to continue or modify our leadership structure in the future, as the Board deems appropriate or necessary.

Company management is responsible for risk assessment and mitigation on a Company-wide basis, and our Board oversees and reviews these risk management efforts. Typically, management identifies and measures various risks facing the Company and analyzes the factors associated with such risks, such as the probability and frequency of occurrence and potential impact on our cash flow, financial results and overall business and operations. Diverse types of risk are identified which are generally competitive, economic, regulatory or technological in nature. Management then develops response plans to address, mitigate and monitor identified risks and also reports and discusses these risks and plans with the Board. In its risk oversight role, our Board regularly evaluates and confers with management about the objectives of and risks involved with each plan. The Board also considers risk when assessing our business strategies and objectives.

Our Audit Committee has primary oversight responsibility with respect to risks relating to internal controls over financial reporting and contingent liabilities and risks that may be material to the Company. As discussed in the Risk Management Related to Compensation section, our Compensation Committee also considers the Company's risks in determining whether our executive compensation program encourages executive officers to take unreasonable risks relating to our business. The risk oversight roles of the Board, Audit Committee and Compensation Committee did not impact our leadership structure because our Board is comprised of a majority, and such committees consist entirely, of independent directors.

Corporate Governance Policies and Materials

The members of our Board of Directors possess a variety of experience, knowledge and judgment, and the diversity of these skills complements our corporate governance structure. Our corporate governance policies are designed to enable effective and thorough decision-making and to allow proper and comprehensive monitoring of the Company's performance and compliance. These policies are also meant to provide our Board with practical guidelines that are regularly reviewed and can be appropriately revised and updated in response to regulatory developments and evolving business and governance practices. Our fundamental corporate governance principles and practices are set forth in our Code of Corporate Conduct and other policies, each of which is available on our website. Pursuant to SEC rules, we will disclose amendments to or waivers from our Code of Corporate Conduct, as they relate to our CEO, Chief Financial Officer ("CFO") and Controller, on our website or in a Current Report on Form 8-K filed with the SEC. To date, we have not granted any waivers from our Code of Corporate Conduct to the CEO, CFO or Controller.

Committees of the Board of Directors

The Board of Directors conducts its business through (i) meetings of the Board, (ii) actions taken by written consent in lieu of meetings, (iii) actions of its committees and (iv) discussions with management, the independent auditors and other consultants retained from time to time. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the "Governance Committee"). The Governance Committee evaluates each committee's composition and appoints committee members annually. The Board then approves committee members appointed by the Governance Committee at the Board's first meeting held thereafter. The Board may also make further changes to committee assignments from time to time as the Board deems appropriate or as advised by the Governance Committee. A majority of full committee membership elects committee chairs, unless elected by the full Board. Committee members cannot be removed except by a majority vote of independent directors in office at the time.

The   responsibilities  and  duties  of  each  committee   are
discussed below.

Our Board delegates various responsibilities and authority to the committees to foster the effective governance of the Company. Each committee also meets periodically or when appropriate and reports their respective activities and actions to the full Board. The committees operate pursuant to written charters (including any amendments thereto) approved and adopted by the Board. The Audit Committee, Compensation Committee and Governance Committee charters were not amended in 2009 or in 2010 prior to the date of this Proxy Statement. Each of the committee charters is available on our website.

The composition of each committee is as follows:


                     Board Committee Membership
 -----------------------------------------------------------------
                            Audit      Compensation     Governance
 Name                     Committee      Committee      Committee
 ----                     ---------      ---------      ---------
 Kenneth M. Bird, Ed.D.       X              X
 Patrick J. Jung          X (Chair)      X (Chair)
 Duane K. Sather              X                             X
 Michael L. Steinbach         X                             X
 Gerald H. Timmerman          X              X          X (Chair)


Audit Committee

Our Board of Directors established a separately-designated standing Audit Committee, in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), to oversee our accounting and financial reporting policies and processes (including our internal control systems) and the quarterly review and annual audit of our financial statements by our independent registered public accounting firm. Such oversight is performed in accordance with the applicable SEC rules and NASDAQ listing standards. As more fully described in its charter, the Audit Committee's responsibility for overseeing our accounting and financial reporting processes includes but is not limited to:
    * Discussing the annual audit and resulting letter of comments with management;
    * Consulting with the auditors and management regarding the adequacy of internal controls;
    * Reviewing our financial statements prior to their release with management and the independent auditors;
    * Evaluating with management the process used to support the CEO and CFO certifications that accompany our periodic SEC filings;
    *   Appointing  the  independent  auditors  for  the  next
        fiscal year;
    *   Reviewing   and  approving  all  audit  and  non-audit
        services;
    * Overseeing the work of our internal audit department and independent auditors; and
    * Assessing and maintaining procedures for the anonymous submission of complaints concerning accounting and auditing irregularities.

The Audit Committee periodically meets in executive session with our independent auditors and also in a separate executive session with the head of our internal audit department. These meetings are conducted without the presence of our management.

Audit Committee Independence and Financial Expert. Our Board of Directors has determined that each Audit Committee member
(i) meets the independence criteria for Audit Committee membership prescribed by Rule 10A-3(b)(1) and Section 10A(m)(3) of the Exchange Act; (ii) is independent under the NASDAQ listing standards and (iii) has sufficient knowledge and sophistication in financial and auditing matters under the NASDAQ rules. The Board also designated Mr. Jung as an "audit committee financial expert" as defined under the SEC rules upon determining that Mr. Jung possessed the requisite qualifications and experience.

We have provided the Report of the Audit Committee for 2009 in this Proxy Statement on page 17.

Compensation Committee

The Compensation Committee is responsible for determining and approving the compensation of our Chairman, Vice Chairman and President and CEO. The Compensation Committee also approves the compensation of all other executive officers after considering the recommendations of our Chairman, Vice Chairman and President and CEO. Prior to making any such compensation determinations, the committee performs an annual review of all compensation elements for our executive officers, including but not limited to base salary, cash bonuses and stock awards. Our Compensation Committee is tasked with evaluating and approving our overall executive compensation strategy and elements to ensure such components align with our business objectives, stockholder interests and responsible corporate practices and culture. Additionally, the Compensation Committee is also responsible for recommending to the Board the compensation policies for our independent directors and overall Board members.

The Compensation Committee has responsibility for oversight of and determining awards of equity compensation pursuant to our Equity Plan. Our Equity Plan provides for grants of nonqualified stock options, restricted stock and stock appreciation rights ("SARs") to employees and non-employee directors. With respect to the Equity Plan, the Compensation Committee has authority to determine the terms of granted awards, including (i) recipients; (ii) the number of shares subject to each award; (iii) the dates on which awards are granted, exercisable and become vested; (iv) whether or not awards may be exercised in installments; (v) the type of award; (vi) the form of consideration payable upon exercise of each award; and (vii) any other terms of the awards consistent with the terms of the Equity Plan.

As explained in more detail under Compensation Process and Determination within the Compensation Discussion and Analysis section, the Compensation Committee delegated to our President and CEO certain authority that allows him to modify the base salaries of executive officers within ranges established by the Compensation Committee. The Compensation Committee annually reviews and approves any such base salary changes at its year-end meeting. The Compensation Committee also reviews and determines the compensation of the Chairman, Vice Chairman and President and CEO independent of each such officer's participation or consultation. These tasks were performed by the Compensation Committee in 2009.

During 2009, the Compensation Committee continued to retain the firm of Towers Watson (formerly known as Towers Perrin) as its compensation consultant to assist with the continued development and evaluation of compensation policies and with the Compensation Committee's determinations of compensation awards. The Compensation Committee engaged Towers Watson to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers. This analysis compared the base salary, annual cash bonus and long-term incentive components of compensation to both a competitive peer group and general industry companies with comparable annual revenues.

We have provided the Report of the Compensation Committee for 2009 in this Proxy Statement on page 38. For more information about the Compensation Committee's activities and the retention of Towers Watson in 2009, refer to the Compensation

Discussion and Analysis, Role of the Compensation Consultant and Report of the Compensation Committee sections of this Proxy Statement. The Compensation Committee's functions are also described in its charter.

Compensation Committee Independence. Our Board of Directors has determined that all current Compensation Committee members satisfy the applicable SEC and NASDAQ independence requirements. Each Compensation Committee member is also (i) a "non-employee director" as defined by Rule 16b-3 under the Exchange Act and (ii) an "outside director" as defined in
Section 162(m) of the Internal Revenue Code and U.S. Treasury Regulation Section 1.162-27.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an officer or employee of the Company at any time during 2009 or on the date of this Proxy Statement. In 2009, no member of the Compensation Committee had any relationships or transactions with the Company that would require disclosure as a "related person transaction" under the SEC rules and regulations and in the Proxy Statement section entitled Transactions with Related Persons. During 2009, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Governance Committee is comprised only of directors whom the Board has determined satisfy the applicable SEC and NASDAQ independence requirements. The Governance Committee is responsible for the director nomination process. These duties include assisting the Board in identifying, evaluating and recruiting qualified potential candidates for election to the Board. The Governance Committee recommends for the Board's approval the director nominees for any election of directors. This process is described further in the Director Nomination Process section.

The Governance Committee is also responsible for various corporate governance matters, including the development and oversight of our corporate governance policies, compliance practices and ethical standards of conduct for our directors, officers and employees. The committee makes recommendations to the Board regarding our corporate governance processes and reviews our Code of Corporate Conduct. The Governance Committee also monitors the effectiveness, and advises on the composition, structure and size, of our Board and Board committees. It also annually assists our Board with its independence and expertise determinations. The Governance Committee has oversight of the administration of our policies regarding "related person transactions" (as discussed under the Transactions with Related Persons section herein), and the committee reviews and approves or disapproves any such transactions when such approval is required by SEC and NASDAQ rules and regulations. A more complete description of the Governance Committee's functions is provided in its charter.

Attendance at Board and Committee Meetings and Annual Meeting

During 2009, the following meetings were held and actions were taken by the Board and Board committees:
     Board of Directors:
        *  The Board held four meetings.
        *  Four   executive   sessions  of   the   independent
           directors were also held without the presence of management.
        *  The Board acted once by unanimous written consent.

     Audit Committee:
        *  The Audit Committee held four meetings.
        * Four executive sessions without the presence of management were also conducted with the independent auditors.
        * Four executive sessions without the presence of management were held with the head of internal audit.
        * Mr. Jung participated in four meetings with management and the independent auditors for the purpose of reviewing financial results prior to the issuance of earnings press releases.
        * The Audit Committee did not act by unanimous written consent.
     Compensation Committee:
        *  The Compensation Committee held two meetings.
        * One executive session was held without the presence of management.
        * The Compensation Committee did not act by unanimous written consent.
     Nominating and Corporate Governance Committee:
        *  The Governance Committee held one meeting.

During 2009, each incumbent director attended and participated in 100% of all meetings of the Board of Directors and Board committees on which he served. We encourage directors to attend annual meetings of stockholders, although we do not have a formal policy regarding director attendance at these meetings. All of our directors attended our Annual Meeting of Stockholders in May 2009, and we anticipate that most, if not all, of our directors will attend the 2010 Annual Meeting.

Stockholder Communications with the Board of Directors

The Board of Directors established a process by which stockholders and other parties may communicate directly with members of the Board and/or the independent directors as a group. This process is described in our Stockholder Communications Procedure for Communicating with the Board of Directors, which is included on our website. You may direct any matter intended for the Board and/or independent directors by writing to the intended recipients in care of our Corporate Secretary at our executive offices. Generally, the Corporate Secretary will forward any received correspondence according to the stockholder's instructions. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. All of our independent directors approved the process for collecting stockholder communications received by our Corporate Secretary on the Board's behalf.

Director Nomination Process

Our current Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy (the "Directorship Guidelines Policy") and Policy Regarding Director Recommendations by Stockholders (the "Stockholder Recommendation Policy") are available free of charge on our website. Stockholders may also request a copy of these policies by contacting our Corporate Secretary at our executive office address or telephone number provided in this Proxy Statement. The purpose of these policies is to describe the process by which nominees for the Board of Directors are selected. Each policy was approved by the Board of Directors and is administered by the Governance Committee. The committee evaluates the policies regularly and may update and revise the policies from time to time, subject to Board approval, when appropriate and as legal or listing standards change.

Generally, the Governance Committee considers director candidates suggested by Board members, management and stockholders. With respect to director candidates identified by stockholders, the Stockholder Recommendation Policy applies. In accordance with the Stockholder Recommendation Policy, the Governance Committee will consider candidates recommended by stockholders that have beneficially owned (individually or as a group), for at least one year, at least 2% of our issued and outstanding common stock entitled to vote on the recommendation. Such stock ownership is determined as of the date the stockholder recommendation is submitted. You must submit stockholder recommendations in writing, and each recommendation must include all information required and requested by the Stockholder Recommendation Policy.

In order for a stockholder's candidate to be evaluated and considered as a prospective nominee, you must submit your recommendation to our Corporate Secretary not less than 120 days before the one-year anniversary of the release date of the previous year's proxy statement. (For example, the release date of the 2009 proxy statement was April 10, 2009. Stockholder recommendations intended for consideration for the director elections at the 2010 Annual Meeting had to be submitted on or before December 11, 2009.) Stockholder recommendations for director nominees must be submitted no later than the close of business on December 8, 2010 for the 2011 Annual Meeting of Stockholders.

Generally, candidates for director positions should possess the following skills and traits:
    * Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
    * The highest character and integrity and a reputation for working constructively with others;
    *   Sufficient time to devote to meetings and consultation
        on Board matters; and
    * Freedom from conflicts of interest that would interfere with the candidate's performance as a director.

The Governance Committee evaluates prospective nominees against certain minimum standards and qualifications, as identified in the Directorship Guidelines Policy, and the committee will strive to recommend director nominees who satisfy these standards and qualifications in large part. The basic standards and qualifications set forth in the Directorship Guidelines Policy include but are not limited to those skills and traits listed above and as follows:
    *   Representation of our stockholders as a whole;
    * Background that contributes to a Board comprised of individuals with varied occupational experience and perspective;
    *   Leadership  experience and ability to  exercise  sound
        business judgment;
    *   Accomplishments, credentials and recognition in  their
        respective field;
    * Contributions to the Board's skills, competency and qualifications through expertise in an area of business significant to us;
    * Personal and professional reputation for integrity, honesty, fairness and other similar traits; and
    * Knowledge of issues affecting us and critical aspects of our business and operations.

The Governance Committee also considers other relevant factors, such as the balance of management and independent directors, the need for Audit Committee expertise, relevant industry experience and the candidate's financial sophistication and literacy and understanding of financial matters. Our Governance Committee does not have a formal policy with respect to diversity; however, the Governance Committee considers it desirable if potential nominees contribute to the Board's overall diversity. In this respect, we broadly construe diversity to mean an array of opinions, perspectives, skills, personal and professional experiences and backgrounds and other distinguished attributes. Diversity is not solely limited to gender, race and ethnicity distinctions; rather, our interpretation of diversity also includes one's ability to positively contribute to the chemistry and collaborative nature of our Board and one's personal and professional expertise and experiences relevant to our transportation and logistics services industry.

Stockholder recommendations for director candidates must be accompanied by a description of each candidate's qualifications in sufficient detail to permit the Governance Committee to evaluate whether each candidate satisfies the independence, financial literacy and experience requirements of the SEC, NASDAQ or other applicable law. Prospective director candidates nominated by stockholders in accordance with the Stockholder Recommendation Policy are evaluated by the Governance Committee in the same manner as any other prospective candidate. We have not engaged and have not paid any fees to any third party for assistance with the director nomination process.

Director Compensation and Benefits

Only independent directors on our Board receive compensation for their service as one of our directors. The independent directors receive an annual compensation package that is designed to attract, motivate and retain highly qualified independent professionals to represent our stockholders. Directors who are employees of the Company do not receive any compensation for their service on our Board of Directors.

Our 2009 annual compensation package for independent directors is comprised of the annual cash retainers and cash meeting fees provided in the Independent Director Retainers and Fees table below. Additional annual retainers are paid to the Chairs of the Audit Committee and Compensation Committee, but directors do not receive additional compensation for serving as the Governance Committee Chair or member of any other Board committee. We will also reimburse each independent director at cost for all of their respective reasonable out-of-pocket travel expenses incurred in connection with their attendance at Board and Board committee meetings and for other reasonable out-of-pocket expenses directly related to their Board and Board committee service.

The  Compensation  Committee and  Board  believe  the  current
independent  director  retainer  levels  are  appropriate   to
attract and retain top independent and outside Board members.


                      Independent Director Retainers and Fees
-----------------------------------------------------------------------------------
 Fee or Retainer                                  Amount Paid in 2009
 ---------------                                  -------------------
 Annual Board Retainer for Board                        $15,000
 Membership                         (paid in quarterly installments of $3,750 each)

 Annual Retainer for the                                $10,000
 Audit Committee Chair              (paid in quarterly installments of $2,500 each)

 Annual Retainer for the                                $5,000
 Compensation Committee Chair       (paid in quarterly installments of $1,250 each)

 Board of Directors Meeting Fee                         $2,000
                                             (paid for each Board meeting)

 Board Committee Meeting Fee                            $2,000
                                         (paid for each committee meeting not
                                       held on the same day as a Board meeting)


Director Stock Ownership. We do not have formal stock ownership requirements for independent directors. The individual stock ownership of each independent director is set forth in the table under Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners within the Beneficial Ownership of Common Stock section of this Proxy Statement.

Compensation of Directors for 2009. The compensation received by each independent director varies because such compensation is based on (i) the number of Board and committee meetings held, (ii) the Board committees on which the independent director serves and (iii) whether the individual is the Chair of the Audit Committee or the Compensation Committee.

The Director Compensation for 2009 table below presents the compensation earned by each individual serving as an independent director during 2009 for service on our Board and its committees. This table does not include those directors who are also employees of the Company because such employee directors did not receive any compensation in 2009 for their service on our Board. (The compensation paid by the Company to our employee directors is discussed in the Executive Compensation section and provided in the Summary Compensation Table on page 39.) In 2009, we did not grant any awards of stock options, SARs or restricted stock to independent directors. Our independent directors also do not participate in any benefit, pension or nonqualified deferred compensation plan of the Company. For these reasons, we have omitted those columns from the table.


                             Director Compensation for 2009
---------------------------------------------------------------------------------------
                         Fees Earned or     Non-Equity
                          Paid in Cash    Incentive Plan         All Other
 Name                        ($)(1)      Compensation ($)    Compensation ($)  Total ($)
 ----                        ------      ----------------    ----------------  ---------
 Kenneth M. Bird, Ed.D.      33,000             -                   -           33,000
 Patrick J. Jung             48,000             -                   -           48,000
 Duane K. Sather             29,000             -                   -           29,000
 Michael L. Steinbach        29,000             -                   -           29,000
 Gerald H. Timmerman         33,000             -                   -           33,000


 ----------------
 (1) The amounts in this column include fees and retainers received for Board membership, Board committee membership and for service as the Audit Committee
       Chair and Compensation Committee Chair.

Report of the Audit Committee

The  following  report  of the Audit Committee  shall  not  be
deemed  to  be  "soliciting  material"  or  to  otherwise   be
considered "filed" with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

The Audit Committee of the Board of Directors is comprised of Dr. Bird and Messrs. Jung, Sather, Steinbach and Timmerman.
Mr. Jung is the Chair of the Audit Committee. All of the Audit Committee members are qualified independent directors under the audit committee structure and membership requirements of the NASDAQ and SEC rules and regulations. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the financial reporting process of Werner Enterprises, Inc. (the "Company"). The Audit Committee conducts its oversight activities by exercising the certain responsibilities and powers set forth in its written charter adopted by the Board. A copy of the charter is available on the Company's website.

The general duties of the Audit Committee include reviewing the Company's financial information that will be presented to stockholders and filed with the SEC; appointing the independent registered public accounting firm; reviewing services provided by the Company's independent auditors and internal audit department; and evaluating the Company's accounting policies and its system of established internal controls. In its oversight of the independent public registered accounting firm, the Audit Committee reviews the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditors are retained to perform non-audit services for the Company.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Rather, the Company's management is responsible for the preparation, consistency, integrity and fair presentation of the Company's financial statements, accounting and financial principles, internal control and disclosure control systems and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company's independent registered public accounting firm, KPMG LLP, is responsible for performing independent quarterly reviews and an independent annual audit of the financial statements and for expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States of America ("GAAP").

In conjunction with the preparation of the Company's 2009 audited financial statements, the Audit Committee met with both management and the independent auditors of the Company to review and discuss significant accounting issues and the financial statements included in the Company's Annual Report on Form 10-K for 2009 prior to the issuance of such financial statements. Management advised the Audit Committee that such financial statements were prepared in accordance with GAAP, and the Audit Committee discussed such financial statements with management and the independent auditors. The Audit Committee's assessment included a discussion with the Company's independent auditors regarding matters that are required to be discussed pursuant to (i) Rule 2-07 of SEC Regulation S-X (Communication with Audit Committees) and (ii) Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. I, AU section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and as superseded by Statement on Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance) adopted by the Public Company Accounting Oversight Board.

The Audit Committee also received and reviewed the written disclosures and letter submitted to the committee by the Company's independent auditors, KPMG LLP. Such written disclosures and letter are required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence. The Audit Committee and KPMG LLP also discussed KPMG LLP's independence as the independent auditors of the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2009, for filing with the SEC.

                         Patrick J. Jung, Chair
                         Kenneth M. Bird, Ed.D.
                         Duane K. Sather
                         Michael L. Steinbach
                         Gerald H. Timmerman

                      EXECUTIVE OFFICERS

Our  By-Laws provide that each executive officer holds his  or her respective office for a term of one year or until his or her successor becomes duly elected and qualified, except that a term may be (i) longer than one year if such service is specified in an employment contract or (ii) terminated sooner than one year because of death, resignation or otherwise. Pursuant to the By-Laws, our Board of Directors elects our executive officers at the Board's annual organizational meeting immediately following the annual meeting of stockholders.

Current Executive Officer Information

The table below identifies our current executive officers and the capacities in which they now serve. Set forth following the table is certain biographical information provided to us by these executive officers regarding their acquired business skills and experience.


                                   Executive Officers
---------------------------------------------------------------------------------------
 Name                                    Position with the Company                  Age
 ----                                    -------------------------                  ---
 Clarence L. Werner                               Chairman                          72
 Gary L. Werner                                 Vice Chairman                       52
 Gregory L. Werner                 President and Chief Executive Officer            50
 Derek J. Leathers          Senior Executive Vice President and Chief Operating     40
                                Officer; President of Werner Global Logistics
 H. Marty Nordlund          Senior Executive Vice President-Specialized Services    48
 Robert E. Synowicki, Jr.  Executive Vice President and Chief Information Officer   51
 Richard S. Reiser              Executive Vice President and General Counsel        63
 John J. Steele                    Executive Vice President, Treasurer and          52
                                           Chief Financial Officer
 Jim S. Schelble                Executive Vice President-Sales and Marketing        49


For  information  regarding the business  experience  of  C.L.
Werner,  Gary Werner and Greg Werner, please refer to  Current
Director  Information  under the  Proposal  1  -  Election  of
Directors section of this Proxy Statement.

DEREK J. LEATHERS, joined the Company in 1999 as the Managing Director-Mexico Division. During his tenure with us, he received the following promotions: (i) Vice President-Mexico Division in 2000; (ii) Vice President-International in 2001;
(iii) Senior Vice President-International in April 2003; (iv) Senior Vice President-Van Division and International in July 2003; and (v) Executive Vice President-Van Division and International in 2004. In 2006, Mr. Leathers was promoted to his current position as Senior Executive Vice President and was named President of Werner Global Logistics. He also serves as our Chief Operating Officer, a position to which he was appointed by the Board in May 2008. Prior to joining the Company, Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, and he held various other management positions during his eight-year career at Schneider National.

H. MARTY NORDLUND, joined us in 1994 as an account executive. He then received the following promotions with the Company:
(i) Director of Dedicated Fleet Services in 1995; (ii) Senior Director of Dedicated Fleet Services in 1997; (iii) Vice

President-Dedicated Fleet Services in 1998; (iv) Vice President-Specialized Services in 2001; (v) Senior Vice President-Specialized Services in 2003; and (vi) Executive Vice President-Specialized Services in 2005. In 2006, Mr. Nordlund was named to his current position as Senior Executive Vice President-Specialized Services. Prior to joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation, a large privately held truckload carrier.

ROBERT E. SYNOWICKI, JR., joined the Company in 1987 as a tax and finance manager. Since that time, he was appointed to the following positions: (i) Treasurer in 1989; (ii) Vice President, Treasurer and Chief Financial Officer in 1991;
(iii) Executive Vice President and Chief Financial Officer in March 1996; and (iv) Executive Vice President and Chief Operating Officer in November 1996. He was named to his current position as Executive Vice President and Chief Information Officer in 1999. Mr. Synowicki was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1983 until his employment with us in 1987. Mr. Synowicki also serves on the board of directors of Blue Cross and Blue Shield of Nebraska and other professional organizations.

RICHARD S. REISER, joined the Company as Vice President and General Counsel in 1993. He was promoted to Executive Vice President and General Counsel in 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to 1984. From 1984 until his employment with us, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation and law firm, in Omaha, Nebraska. Mr. Reiser is also active in various professional and civic organizations and serves on the board of directors or as an officer for several of these associations.

JOHN J. STEELE, joined the Company in 1989 as Controller. During his time with us, he was appointed to the following positions: (i) Corporate Secretary in 1992; (ii) Vice President-Controller and Corporate Secretary in 1994; (iii) Vice President, Treasurer and Chief Financial Officer in 1996; and (iv) Senior Vice President, Treasurer and Chief Financial Officer in 2004. He was named to his current position as Executive Vice President, Treasurer and Chief Financial Officer in 2005. Mr. Steele was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1979 until his employment with the Company in 1989.

JIM S. SCHELBLE, joined us in 1998 as Manager of New Business Development. During his tenure with the Company, Mr. Schelble was promoted to the following positions: (i) Director of National Accounts in 1999; (ii) Senior Director of Dedicated Services in 2000; (iii) Associate Vice President of Corporate and Dedicated Sales in 2002; (iv) Vice President-Sales in 2003; and (v) Senior Vice President-Sales in 2004. In 2005, he was named to his current position as our Executive Vice President-Sales and Marketing. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express, a less-than-truckload carrier, in a variety of management positions within operations, sales, and marketing.


             BENEFICIAL OWNERSHIP OF COMMON STOCK

Stock  Ownership of Directors, Executive Officers and  Certain
Beneficial Owners

The  Beneficial Ownership table on page 21 sets forth  certain information  as  of  March  22,  2010,  with  respect  to  the beneficial ownership of our common stock by:
   (i)    Each of our directors and director nominees;
   (ii)   Each of our Named Executive Officers;

   (iii)  Each  person  known to us to beneficially  own  more than  5%  of  the outstanding shares of  our  common
          stock; and
   (iv)   All   current  executive  officers,  directors   and
          director nominees as a group.

On March 22, 2010, we had 72,068,796 shares of common stock outstanding. Except as otherwise indicated in the Beneficial Ownership table, the persons listed have sole voting power and sole investment power with respect to such shares of our common stock indicated as beneficially owned by them. Unless otherwise noted, the physical business address of each beneficial owner set forth in the Beneficial Ownership table is: 14507 Frontier Road, Omaha, Nebraska 68138.

The footnotes to the Beneficial Ownership table are provided on page 22.


                                Beneficial Ownership
------------------------------------------------------------------------------------
                                Amount and Nature
                             of Beneficial Ownership
                             -----------------------
 Name of                      Shares      Right to       Total     Percent of Shares
 Beneficial Owner             Owned      Acquire (1)     Shares     Outstanding (2)
 ----------------             -----      -----------     ------     ---------------
 Clarence L. Werner (3)     23,326,418     100,000     23,426,418       32.5%
 Gary L. Werner (4)          1,573,086     320,000      1,893,086        2.6%
 Gregory L. Werner           3,303,594     391,668      3,695,262        5.1%
 Derek J. Leathers             5,342        85,084       90,426            *
 John J. Steele                6,539        44,500       51,039            *
 Kenneth M. Bird, Ed.D.         500           -            500             *
 Patrick J. Jung               2,000          -           2,000            *
 Duane K. Sather               7,000          -           7,000            *
 Michael L. Steinbach            -            -             -              -
 Gerald H. Timmerman             -            -             -              -
 BlackRock, Inc. (5)         3,830,514        -         3,830,514        5.3%
 All executive officers,    28,242,443    1,070,752    29,313,195       40.1%
 directors and director
 nominees as a group
 (14 persons) (3) (4)


 *Indicates beneficial ownership of less than 1%.

--------------------------------------------------------------
 (1) This column represents shares of our common stock that a respective individual may acquire upon exercising stock options that are vested as of March 22, 2010 or that will vest and become exercisable 60 days thereafter. The shares underlying these options are not outstanding and may not be voted at the 2010 Annual Meeting. This column does not include any shares of restricted stock because all such shares awarded by the Company will vest more than 60 days after March 22, 2010.
 (2) The percentages are based upon 72,068,796 shares, which equals our outstanding shares as of March 22, 2010. In accordance with SEC rules, for individuals who hold options exercisable within 60 days of March 22, 2010, the number of shares of common stock on which the percentage is based also includes the number of shares underlying such options.
 (3) C.L. Werner has sole voting power with respect to 23,423,418 shares; sole dispositive power for 8,422,168 of these shares; shared voting power for 3,000 shares; and shared dispositive power with respect to 15,004,250 shares.
 (4)    The shares shown for Gary Werner do not include:
        (i) 479,497 shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II (the sole trustee of this trust is Union Bank and Trust
        Company, which has sole investment and sole voting power over the shares held by the trust); and (ii) 500,000 shares held by the Becky K. Werner Revocable Trust (the sole trustee of this trust is Becky K. Werner, Mr. Werner's wife, and she has sole investment and sole voting power over the shares held by the trust). Mr. Werner disclaims actual and beneficial ownership of the shares held by the Gary
        L. Werner Irrevocable Inter Vivos QTIP Trust II and the shares held by the Becky K. Werner Revocable Trust.
 (5)    Based on Schedule 13G (Amendment No. 1) as of
        December 31, 2009, as filed with the SEC by BlackRock, Inc. BlackRock, Inc. claims sole voting power of 3,830,514 shares and sole dispositive power of 3,830,514 shares, but does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the
        Schedule 13G filing, the address of this stockholder is 40 East 52nd Street, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our registered class of equity securities (common stock), to file with the SEC reports of beneficial ownership and changes in such beneficial ownership. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us copies of all Section 16(a) forms they file. We file Section 16(a) reports on behalf of our executive officers and directors to report their initial and subsequent changes in beneficial ownership of our common stock.

Based solely upon our review of (i) the reports (including any amendments thereto) we filed on behalf of our officers and directors, (ii) copies of such forms furnished to us and (iii) written representations from certain reporting persons that no other reports were required for those persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2009; except that one Form 4 was filed for Craig T. Callahan, Vice President-Logistics & Corporate Sales, on October 26, 2009 with respect to the sale and disposal of 422 shares of our common stock by Mr. Callahan's spouse on June 10, 2009.


                    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement identifies our Named Executive Officers and explains how our compensation policies and practices are developed and operate with respect to such Named Executive Officers. In the Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program and the executive compensation amounts shown in such section. This discussion should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative disclosures) and the Compensation Committee section under Corporate Governance in this Proxy Statement. As indicated in that section, the Compensation Committee of the Board of Directors is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. Our Compensation Committee is also comprised solely of independent directors, each of whom is independent pursuant to SEC rules and NASDAQ listing standards.

Named Executive Officers. Pursuant to the SEC rules, our Named Executive Officers consist of the CEO, CFO and the three most highly compensated executive officers (excluding the CEO and CFO) who were executive officers as of December 31, 2009. Our five Named Executive Officers are identified in the table below.


                       2009 Named Executive Officers
    -------------------------------------------------------------------
         Name                 Position with the Company
         ----                 -------------------------
    1.   Clarence L. Werner   Chairman
    2.   Gary L. Werner       Vice Chairman
    3.   Gregory L. Werner    President and Chief Executive Officer
    4.   Derek J. Leathers    Senior Executive Vice President and Chief
                              Operating Officer; President of Werner
                              Global Logistics
    5.   John J. Steele       Executive Vice President, Treasurer and
                              Chief Financial Officer


The Compensation Committee believes the executive compensation program for our Named Executive Officers has been instrumental to our business and in helping us accomplish our objectives. We also regard the program as appropriate and fair in view of our financial performance relative to our competitive peer group and given the challenging economic and freight market conditions that persisted in 2009. We believe these difficult circumstances resulted in a more competitive market for executive talent but, even during this tough economic period, our total compensation mix allowed us to retain qualified executive officers who possess the necessary experience and expertise to manage the Company, contribute to our long-standing success and create value for our stockholders. (The peer group is identified in the Competitive Peer Group and Benchmarking section within the Compensation Discussion and Analysis. Our 2009 financial statements are included in our Annual Report on Form 10-K for 2009 filed with the SEC on February 26, 2010.)

2009 Executive Compensation Program and Objectives. Our executive compensation program is designed to achieve the following primary objectives:
    * Attract, motivate and retain talented high-quality executives who contribute to the advancement of our strategic, operational and financial goals and to our long-term success in today's competitive markets and industry.
    * Reward our executive officers for their individual performance, leadership and contribution to the achievement of our overall business objectives.
    * Support our Mission Statement, Vision Statement and guiding corporate principles. (Our Mission and Vision Statements are included on our website at http://www.werner.com under the "About Us" tab.)

The   Compensation   Committee  carries  out   our   executive
compensation objectives by applying the following principles:

    * Provide compensation that is competitive with that paid by companies in our industry for executive talent. Our Compensation Committee has the authority to engage the services of an outside advisor to assist with determining how our executive compensation program compares to those of other companies.
    * Reward performance by considering factors such as (i) our financial performance, (ii) the executive officer's individual performance and contribution to our overall business goals and (iii) the performance of the executive officer's business unit when evaluated in light of overall Company performance and the year's market, industry and economic conditions.
    * Ensure that highly capable and goal-oriented executives remain motivated and committed to the
        Company, even when downturns in the industry and economy affect Company performance. This principle is important with respect to encouraging our executives to remain with the Company for long and productive careers.
    * Encourage our executive team to consider current and long-term opportunities and risks that result in positive Company performance and financial growth, industry innovation, consistent stockholder value and lasting collaborations with our customers and partners.
    * Encourage executive officers to become stockholders and facilitate stock ownership in the Company by offering equity-based compensation. We believe that stock ownership links our executive officers' interests with those of our stockholders and supports strategic decision-making and actions that will serve our long-term interests.
    *   Provide limited executive perquisites.

Elements of Executive Compensation. The five elements of our 2009 executive compensation program are: (i) base salary,
(ii) performance-based compensation, (iii) long-term incentive compensation, (iv) perquisites and (v) benefits. The following discussion explains these elements and their primary purposes with respect to our 2009 executive compensation program.

     Base   Salary.   Base  salary  is  a  fixed  element   of
       compensation that we pay to each executive officer for the performance of his primary duties and responsibilities. Generally, each respective executive officer's base salary is commensurate with such person's responsibility, experience, tenure and job performance. As discussed in this Executive Compensation section, base salaries are reviewed on an annual basis and at the time of hire, promotion or other change in job function and responsibilities. Base salaries are not established on the basis of any specific performance criteria, but a number of factors are considered when determining individual salary levels. These factors include but are not limited to
       (i) the individual's overall performance and the level of responsibility and complexity of the executive's job; (ii) the performance of the business unit(s) or function(s) under his leadership; (iii) how the executive officer's salary compares to those of our other executives; (iv) our overall performance and achievements; (v) the economic and business conditions affecting the Company at the time of the review; and
       (vi) salaries paid by companies within our competitive peer group for the same or similar positions. The base salaries paid to each of our executive officers will vary due to the application of these factors. Market adjustments to executive base salaries may be made when there is a significant change in an officer's position or responsibilities or if competitive market data indicates a significant deviation compared to market salary practices. However, while we may be guided by such events and data, we do not set compensation levels at targeted or specific levels relative to that of a particular peer, competitor or industry group.

       The Compensation Committee's determination of Named Executive Officer compensation packages are primarily made through the exercise of its particular judgment and by applying the factors discussed above. The 2009 base salaries of our Named Executive Officers are disclosed in the Summary Compensation Table. With the exception of Mr. Leathers, base salary levels in 2009 were the same as those in 2008 because we believed the 2008 levels remained competitive and modifications were not warranted to achieve our executive compensation program objectives. The base salaries of our Named Executive Officers for 2009 were calculated by the Compensation Committee following a thorough review of each Named Executive Officer's overall compensation and in light of each person's respective performance, our financial results and developments in the competitive transportation and logistics services markets. The Compensation Committee raised the salary of Mr. Leathers in recognition of his additional responsibilities following his May 2008 promotion to Chief Operating Officer. The Named Executive Officer base salaries disclosed in the Summary Compensation Table for 2009 are also slightly higher than those paid in 2008 because our 2009 payroll calendar included one additional pay cycle. The 2009 base salaries of our Named Executive Officers averaged slightly above the 75th percentile when compared to the salaries for similar positions with companies in our competitive peer group. During its meeting in December 2009, the Compensation Committee did not make any changes to Named Executive Officer base salaries.

     Performance-Based     Compensation.     Performance-based
       compensation is typically awarded in the form of annual cash bonuses. Our annual cash bonus program is a discretionary program designed to encourage and reward executives for performance during the fiscal year and on a more short-term basis. However, we believe the annual cash bonus program also contributes to our long-term success because it rewards and drives individual performance and motivates executive officers to improve our overall performance. Historically, annual cash bonus payments to executive officers have been the same or higher than the previous year's payment. This practice correlates with our relatively consistent profitable financial results after considering the economic and industry conditions that affect our business.

       Performance-based compensation is awarded by our Compensation Committee. The Compensation Committee awards performance-based compensation that it considers appropriate based upon and after assessing: (i) the financial and economic environment concerning the Company; (ii) the respective officer's individual performance and contribution toward achieving our business objectives; (iii) the amount of the executive officer's bonus payment awarded in the preceding year;
       (iv) the President and CEO's recommendation to the Compensation Committee; (v) performance-based compensation data and total cash compensation data ("cash compensation" is inclusive of base salary and performance-based compensation) for certain officer positions, including actual bonuses paid in the marketplace by other transportation and logistics services companies in our competitive peer group; and
       (vi) our overall financial results (including our revenues, net income, operating ratio (operating expenses divided by operating revenues), total stockholder return and return on assets relative to our competitive peer group). (In this Proxy Statement, "total stockholder return" refers to the percentage increase in the value of stockholders' Company shares, including changes in the stock price and re-investment of dividends.) Final award amounts approved by the Compensation Committee for each executive officer are intended to be competitive for our market and reflective of each respective executive officer's performance and contribution to our financial and business performance and success.

       In December 2009, our Compensation Committee approved and awarded annual cash bonuses to the Named Executive Officers, excluding C.L. Werner, under our discretionary annual cash bonus program. In 2009, C.L. Werner requested that he not be awarded an annual cash bonus in conjunction with our Company-wide cost-saving initiatives that were implemented during the year. The annual cash bonuses of Gary Werner and Greg Werner were also reduced, at their request, in connection with such initiatives. The Compensation Committee awarded Messrs. Leathers and Steele each a slightly increased annual cash bonus for their individual performance in 2009. Messrs. Leathers and Steele were each members of our leadership team that implemented Company-wide cost-saving initiatives throughout 2009, which helped us maintain our profitability during a challenging economic period. The performance-based compensation for our Named Executive Officers is slightly below the 75th percentile for similarly positioned executives of the companies in our competitive peer group.

       The Compensation Committee also compared our Named Executive Officers' total cash compensation to that of our competitive peer group when determining performance-based compensation awards. The 2009 total cash compensation of our Named Executive Officers averaged slightly above the 75th percentile for similar positions with the competitive peer group companies. The competitive peer group information considered by the Compensation Committee was provided in the executive compensation survey prepared by Towers Watson.

       In making its 2009 annual cash bonus decisions, the Compensation Committee compared our performance for the nine-month period ended September 30, 2009 to the performance of other publicly traded truckload carrier competitors. Compared to these truckload competitors, our earnings per share had the largest increase and our operating ratio showed the largest improvement from first quarter 2009 to third quarter 2009. We were also the only profitable publicly traded truckload carrier to show operating ratio improvement in third quarter 2009 compared to third quarter 2008. The Compensation Committee also determined that our overall financial performance met with management's expectations, particularly given the challenging business and economic climate. The annual cash bonuses awarded to our Named Executive Officers in 2009 are disclosed in the Summary Compensation Table.

     Long-Term    Incentive   Compensation.    Our   long-term
       incentive program is important to us because it helps attract a talented executive team, encourages long-term retention of executive officers and enables us to recognize efforts put forth by executives who contribute to our stock price appreciation and Company development.

       Our Equity Plan permits a variety of equity awards under our ongoing long-term incentive program. We have historically chosen a stock option long-term incentive program; and in May 2007, our stockholders approved amendments to the Equity Plan that authorize us to award restricted stock to our executive officers, in addition to stock options or SARs. Since that time, the Compensation Committee has considered whether to grant awards other than stock options as part of our long-term incentive compensation. In 2008, we awarded restricted stock for the first time under the Equity Plan. In determining long-term incentive compensation, our Compensation Committee evaluates which equity award vehicles achieve the best balance between providing appropriate long-term incentive compensation and creating and maintaining long-term stockholder value.

       The periodic vesting periods of long-term incentive compensation directly align executive officer interests and compensation with our stockholders' interests by rewarding creation and preservation of long-term stockholder value. The Compensation Committee also believes this element of compensation provides equity ownership opportunities for our executive officers. Because we do not have a pension plan and some executives' 401(k) Retirement Savings Plan contributions are limited under federal income tax rules (as discussed in the Benefits section on page
       29), we believe our executive officers consider potential wealth accumulation from equity gains when planning for their retirement.

       Stock option and restricted stock grants are made at the discretion of the Compensation Committee and are not necessarily made on an annual basis. In designing long-term incentive awards and determining an overall pool of stock to make available for grant, the Compensation Committee considers the Board's duty to our stockholders to limit equity dilution, whether such awards will help to accomplish our executive compensation program objectives, how our relative financial performance compares against the marketplace and the emphasis placed on equity in the total mix of compensation. For purposes of allocating the overall stock pool among executive officers, our Compensation Committee also evaluates (i) the scope of each executive's responsibilities, position and experience;
       (ii) each executive officer's individual and business unit performance and contribution to our overall performance and financial results; (iii) the total mix of compensation for each executive; (iv) our historical practice of granting equity awards to executive officers; and (v) the perceived retention value of the total compensation package in light of the current labor and financial markets. The Compensation Committee will weigh these factors, in addition to long-term stockholder value and interests, when making any executive stock award determinations.

       Stock options represent a right to purchase a certain number of shares of our common stock at a particular exercise price per share after designated vesting periods occur. The exercise price is equal to the NASDAQ Global Select MarketSM closing market price of our common stock on the grant date. Stock option value depends upon stock price appreciation. We believe this factor motivates our executive officers to improve and maintain Company performance because strong financial results may potentially increase the value of any unexercised stock options. Please refer to the Stock Grant Practices section under Other Executive Compensation Policies and Considerations on page 34 for additional information regarding stock options.

       An award of restricted stock entitles the recipient to receive a specified number of shares of our common stock, at no cost to the recipient, if the executive officer remains employed with us when the restricted stock vests. The value of the restricted stock is equal  to  the  NASDAQ Global Select  MarketSM  closing
       market price on any given date after granting. Consequently, the restricted stock value may increase or decrease with changes in the stock price during the period between granting and vesting and on the vesting date and each subsequent day thereafter. We believe that restricted stock awards directly link executive officer interests with those of our stockholders because restricted stock value is impacted by these stock price changes, and the Compensation Committee considers the granting of restricted stock awards to be a means of increasing executive officer ownership in Company stock. We also believe that despite the stock price fluctuations, restricted stock will have value in the long-term and can potentially deliver greater share-for-share compensation value at grant than stock options. By awarding restricted stock, we are able to offer comparable grant date compensation value with fewer shares, and we believe the use of restricted stock accordingly results in less dilution of earnings per share when compared to stock options.

       Vesting of stock options and restricted stock is subject to continued employment with us. This condition helps ensure that a portion of an executive officer's awards will vest after several years, which is intended to retain the executive officer and cause them to focus on our long-term business objectives.

       When deciding upon the long-term incentive compensation of our Named Executive Officers in December 2009, the Compensation Committee considered the information regarding competitive peer group long-term incentive compensation that was included in the Towers Watson executive compensation survey. The survey indicated
       that during the past three years, our long-term incentive compensation fell between the 25th percentile and the median of our competitive peer group. The Compensation Committee also assessed each Named Executive Officer's respective contributions to our performance for the nine-month period ended September 30, 2009 and our performance during that time compared to other companies within our competitive peer group. The Compensation Committee also took into account our overall financial performance given the challenging business and economic climate, such as our improvement in total stockholder return in 2008 (15% total stockholder return) and for the ten-month period ending October 31, 2009 (8% total stockholder return), both of which are above the 75th percentile for our competitive peer group.

       We did not grant any stock options or SARs to our Named Executive Officers in 2009. On December 1, 2009, the Compensation Committee, in its sole discretion, awarded Gary Werner, Greg Werner and Derek Leathers each 30,000 shares and John Steele 10,000 shares of restricted stock in accordance with our Equity Plan. These shares were awarded to each Named Executive Officer in acknowledgement of their respective contributions to our overall success and accomplishments during the tough 2009 economic climate. Pursuant to the Restricted Stock Award Agreements with the restricted stock recipients, the restricted stock is subject to service-based vesting provisions. Beginning three years after the grant date of each award, the restricted stock will vest annually in five increments of 20% each. The awards will then become fully vested on December 1, 2016. The Named Executive Officer recipients do not have any voting or dividend rights with respect to such stock until it is fully vested, and there are not any post-vesting sales restrictions on the shares. (The Form of Restricted Stock Award Agreement was included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 4, 2009.)

       No long-term incentive compensation was granted to C.L. Werner in 2009. The Compensation Committee recognizes that C.L. Werner's level of stock ownership significantly connects his interests with the interests of our stockholders, and from time to time, our Compensation Committee considers compensation arrangements and awards for C.L. Werner given his continuing contributions and leadership to the Company. Please refer to the Summary Compensation Table and Grants of Plan-Based Awards for 2009 table for further details concerning long-term incentive compensation awarded to our Named Executive Officers.

     Perquisites.  Our executive compensation program includes
       executive perquisites that we consider an important element of our total executive reward packages and are necessary for Named Executive Officers to carry out the responsibilities of their positions. We believe our Named Executive Officer perquisites and other benefits are representative of and competitive with those offered by companies with whom we compete for executive talent, and offering these perquisites and benefits helps us with attracting and retaining valued and talented executive officers.

       The aggregate incremental cost of perquisites and other benefits provided to the Named Executive Officers is shown in the "All Other Compensation" column of the Summary Compensation Table and detailed in the All Other Compensation for 2009 section of this Proxy Statement.

       The perquisites offered under our 2009 executive compensation program were as follows:
        * Accounting, Legal and Tax Services. Our Chairman, Vice Chairman and President and CEO utilize accounting, legal and tax (income tax preparation) services provided by us. The Chairman fully reimburses us for such services. We receive no such reimbursement from the Vice Chairman and President and CEO. The reimbursement amounts we receive from the

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

            Chairman and the unreimbursed amounts included in compensation for the Vice Chairman and President and CEO are based on our estimate of the costs incurred by the Company for our personnel to provide these services.
        * Country Club Membership. In 2009, we provided Mr. Leathers with a country club membership. The membership fees and other business-related and reasonably incurred expenses were paid by us, and we received full reimbursement from Mr. Leathers for any personal expenses he incurred in connection with the membership. We provide this membership for our benefit, notwithstanding the incidental personal benefit to Mr. Leathers.
        * Personal Use of Corporate Aircraft and Property. The Chairman, Vice Chairman and the President and CEO are permitted personal use of our corporate aircraft provided they reimburse the Company (we do not provide non-reimbursed personal use to any of these three executives). When the Chairman,
            Vice Chairman or President and CEO uses our corporate aircraft for personal business, such Named Executive Officer reimburses us the higher of our incremental cost or the taxable amount calculated pursuant to the Internal Revenue Service (the "IRS") regulations. Our executive officers are also permitted limited personal use of the corporate aircraft with the approval of the Chairman, Vice Chairman or President and CEO, and we are not reimbursed for such utilization of the aircraft by the executive officer. None of our Named Executive Officers used the corporate aircraft for personal benefit in 2009 other than the Chairman, whose reimbursements for such use are discussed under Transactions with Related Persons. Our executive officers are also allowed limited use of our corporate condominiums and Valley Lodge for personal purposes subject to the approval of the Chairman, Vice Chairman or President and CEO. In 2009, none of our Named Executive Officers used the corporate condominiums or Valley Lodge for personal benefit.
        * Company Vehicle. We provide each Named Executive Officer with one Company vehicle for business and personal use, with the exception of the Chairman who is provided two Company vehicles. We are responsible for paying the operating expenses of these vehicles, which include costs such as fuel, repairs and maintenance, insurance and licensing and registration.

     Benefits.   As discussed above in Perquisites, we believe
       our benefits are competitive and standard compared to those offered by companies in our industry and competitive peer group and are essential for retaining exceptional executives. In 2009, we offered the following benefits:
        * Health and Welfare Benefits. Our Named Executive Officers are eligible to participate in our full range of health and welfare benefits, and are covered under the same plans and terms, that are provided to all of our full-time employees in the United States. In 2009, we partially paid the healthcare insurance premiums of Mr. Leathers. These premiums are disclosed under All Other Compensation for 2009.
        * 401(k) Plan. Our Named Executive Officers are eligible to participate in our 401(k) Retirement Savings Plan (the "401(k) Plan"). This plan allows participants to make pre-tax deferred salary contributions through payroll deductions, and the Company matches a certain portion of each participant's contributions. Earnings on participant and Company contributions grow tax-deferred. 401(k) Plan matching contributions are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. At his respective request, the Vice Chairman and the President and CEO do not receive a matching contribution from us for the 401(k) Plan. Our Chairman does not participate in this plan. 401(k) Plan Company-made matching contributions for our other Named Executive Officers are detailed under All Other Compensation for 2009.

        * Employee Stock Purchase Plan. The Named Executive Officers may elect to participate in our Employee Stock Purchase Plan. Generally under this plan, a participant may acquire shares of our common stock at market price through payroll deduction, and the Company will match an amount equal to a specified percentage of each participant's contributions. Such matching amounts are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. The All Other Compensation for 2009 section identifies matching amounts made for Named Executive Officers who participate in this plan.
        * Executive Nonqualified Excess Plan. We offer participation in the Executive Nonqualified Excess Plan (the "nonqualified deferred compensation plan") to key managerial employees because their 401(k) Plan contributions are limited under federal income tax rules applicable to highly compensated employees. We believe these executives should have other similar means of saving for retirement on a tax-deferred basis. Our nonqualified deferred compensation plan (as described further under Nonqualified Deferred
            Compensation for 2009) enables these highly compensated employees, including our Named Executive Officers, to contribute amounts (in addition to their 401(k) Plan contributions) on a tax-deferred basis, subject to annual dollar limits we impose. The nonqualified deferred compensation plan provisions allow us to make matching contributions; however, to date, we have elected not to make any such contribution. Our nonqualified deferred compensation plan is described further under Nonqualified Deferred Compensation for 2009.

Role of the Compensation Consultant. In 2009, our Compensation Committee directly retained and engaged Towers Watson as its compensation consultant. Towers Watson is an independent outside compensation consulting firm that assists our Compensation Committee, as requested, in fulfilling certain tasks and responsibilities prescribed in its charter. Towers Watson reports and provides services only to our Compensation Committee, although Towers Watson may work in cooperation with management only as required to carry out its obligations to the Compensation Committee. Without the Compensation Committee's prior approval, Towers Watson will not perform any services for us or our management.

Our Compensation Committee typically seeks market analysis and information from Towers Watson prior to reviewing and deciding executive compensation for the upcoming year. This information includes compensation trends and practices in our industry, competitive peer companies, historical compensation statistics and market survey data. Towers Watson also provides general guidance on our executive compensation program and awards, but the consultant does not determine or recommend any amounts or forms of compensation for any of our executive officers or directors.

In  2009,  other than for work completed for the  Compensation
Committee, Towers Watson did not provide any services to us, our management or any of our affiliates.

Compensation Process and Determination. The Compensation Committee makes all annual compensation decisions for our Named Executive Officers and executive officers. Additionally, the President and CEO may also modify compensation for certain executives within the Compensation Committee parameters described below.

When determining total compensation, we apply a consistent approach for all Named Executive Officers and other executive officers. The structure and levels of our executive compensation program are determined, in large part, by considering all elements of compensation, rather than only a few components in isolation. Our Compensation Committee evaluates each element individually and also takes into account the position and current total direct compensation of the individual being considered. (Direct compensation includes base salary, cash bonuses and long-term incentive compensation.) The Compensation Committee's determination of compensation levels for our executive officers therefore differs depending upon these factors. Our Compensation Committee also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances involving each respective executive officer.

The Compensation Committee determines each component of an executive officer's compensation based on its collective assessment of the officer's performance, Company's overall financial performance and recommendations of our President and CEO. Our Compensation Committee may also request executive compensation guidance and advice from an independent outside consultant (such as Towers Watson) when deciding compensation for our Named Executive Officers and other executive officers. In addition to the factors and information described above, our Compensation Committee also considers and determines the compensation of our executive officers as follows:

     Compensation of All Named Executive Officers.  Each year,
       the Compensation Committee reviews each element of executive compensation and how such elements relate to the total direct compensation, executive position and related responsibilities of each Named Executive Officer. As part of this annual process, the Compensation Committee also examines how such elements are reflected in competitive executive compensation market data when determining annual pay opportunities. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set, but such amount is considered by the Compensation Committee.

     Compensation of Chairman, Vice Chairman and President and
       CEO. Our Compensation Committee assesses the executive compensation information compiled by the independent outside consultant (Towers Watson) when developing compensation packages for our Chairman, Vice Chairman and President and CEO. Upon reviewing such information, the Compensation Committee then meets in executive session and determines a compensation package for each of these particular officers based on how the elements of executive compensation apply to the individual and the related factors described above. These factors generally include each individual's job performance, responsibilities and the scope of their position, leadership and our financial and operating performance. The President and CEO's compensation is reflective of our overall performance and the achievement of the President and CEO's goals and objectives for the Company. Our Chairman, Vice Chairman and President and CEO are also eligible for all of the same compensation programs, perquisites and benefits as our other Named Executive Officers.

       Our Chairman, Vice Chairman and President and CEO do not participate in the Compensation Committee's deliberations or decisions with regard to his own respective compensation or the compensation of any other such Named Executive Officer having the title of Chairman, Vice Chairman or President and CEO.

     Compensation  of  Other  Named  Executive  Officers   and
       Executive Officers. At the end of the year, the Compensation Committee reviews the competitive market compensation data for our peer group compiled by the independent outside consultant (Towers Watson). Upon doing so, our Compensation Committee establishes cash compensation "pay ranges" (inclusive of base salary and annual cash bonus) according to job title (such as Senior Executive Vice President and Executive Vice President). As explained in the Compensation Committee section within Corporate Governance, the Compensation Committee delegated certain authority to our President and CEO that permits him to adjust the base salaries of executive officers. The President and CEO does not have authority to modify his own base salary or that of the Chairman or Vice Chairman. After our Compensation Committee defines the cash compensation pay ranges, the President and CEO may then make changes to the executive officer base salaries during the following year, provided such changes are within the parameters of the pay ranges designated by the Compensation Committee. Our Compensation Committee reviews and approves these base salary changes at the close of the year. Any proposed changes that do not fall within the established pay ranges require the approval of the Compensation Committee before any such changes become effective. At the end of the year, the President and CEO presents to our Compensation Committee his year-end total cash compensation recommendations for the other Named Executive Officers and executive officers. Our Compensation Committee then reviews and approves such recommendations at its year-end meeting. (For example, our Compensation Committee established cash compensation pay ranges in December 2009 for fiscal year 2010. The President and CEO has delegated authority to modify base salaries throughout 2010 within these ranges. In November or December 2010, the Compensation Committee will review the President and CEO's total cash compensation recommendations for the executive officers, and such recommendations will include these base salary changes.) During 2009, our President and CEO did not make any increases to executive officer base salaries.

       After conducting its review of our peer group's compensation data, the Compensation Committee also evaluates and approves the annual cash bonus and long-term incentive compensation for the other Named Executive Officers and executive officers. In making such determinations, the Compensation Committee considers the relevant factors and compensation elements, including (i) each executive officer's position and related responsibilities, (ii) overall individual and Company performance and (iii) achievement of corporate goals and objectives. Our Compensation Committee determines annual cash bonus and long-term incentive compensation near the end of the fiscal year.

       Our President and CEO participates in the Compensation Committee's discussions regarding the compensation and performance of the other Named Executive Officers and executive officers. The Compensation Committee values the President and CEO's evaluation of the other executives because he has direct knowledge of each person's performance and contributions to the Company. Prior to the Compensation Committee's discussions, the President and CEO may seek and consider input from the Chairman and Vice Chairman. However, other than the President and CEO, no other Named Executive Officer or executive officer participates in the executive compensation discussions and decisions of the Compensation Committee.

Competitive Peer Group and Benchmarking. The Compensation Committee refers to a competitive market analysis and market data provided by Towers Watson when it reviews and prepares executive compensation for the year. The market analysis incorporates the market data and reflects compensation levels and practices for executives holding similar positions at companies within our peer group, which helps our Compensation Committee determine executive compensation at competitive levels. In 2009, Towers Watson prepared such an analysis for the Compensation Committee. The Compensation Committee then compares three of our executive compensation elements (base salary, performance-based compensation and long-term incentive compensation) to amounts paid for similar executive positions among (i) those companies in our peer group (which consists of companies that specifically provide transportation and logistics services) and (ii) a broader general industry group comprised of companies with annual revenues comparable to ours. The Compensation Committee places more significance on our competitive peer group than the general industry group.

Each year, our Compensation Committee reviews the general criteria and recommendations for the addition or removal of companies in our competitive peer group. The criteria includes but is not limited to market capitalization, revenues, net income and industry of operation. Upon applying these criteria, the Compensation Committee selected our peer group, which is comprised of 15 companies in the transportation and logistics services industry with whom we compete for executive talent. Although our Compensation Committee may modify the peer group when appropriate, the Compensation Committee prefers to keep the group substantially consistent from year to year to produce more consistent and useful executive compensation benchmarking.

When the Compensation Committee conducted its annual review of our peer group in 2009, it determined the peer group should include the same companies as in 2008 based on our peer group criteria. Thus, our peer group did not change from 2008 to 2009.

Our competitive peer group for 2009 is shown in the table below.


                                      2009 Competitive Peer Group
-----------------------------------------------------------------------------------------------------
           Arkansas Best                   Heartland Express                Marten Transport
           Celadon Group                       Hub Group                Old Dominion Freight Line
   C.H. Robinson Worldwide, Inc.     J.B. Hunt Transport Services          Pacer International
              Con-Way                   Knight Transportation                     Saia
Covenant Transportation Group, Inc.        Landstar System         Universal Truckload Services, Inc.



In 2009, our Compensation Committee applied the competitive peer group criteria to these 15 companies. Upon doing so, we found that our revenues fell nearest to those revenues in the top quartile of our competitive peer group; as a result, we compare total direct compensation against the 75th percentile of this peer group. The general industry data, on the other hand, is regressed or size-adjusted according to our annual revenues. Therefore, we compare total executive compensation at the median of the general industry group.

The   Compensation   Committee  does  not   attempt   to   set
compensation elements for each executive to meet specific benchmarks based on peer group and general industry data. Instead, we consider these comparisons as one factor in determining executive compensation levels. Generally, the Compensation Committee reviews total compensation levels annually and makes adjustments when job responsibilities, individual performance or market data warrants such modifications. Actual total compensation can vary from year to year based on Company, operating unit and individual performance.

Risk Management Related to Compensation. When reviewing and implementing the executive compensation program, the Company and our Compensation Committee formulate and adhere to certain practices that ensure consistent leadership and decision-making among our executive officers. The Compensation Committee assesses whether our program and practices are reasonably likely to have a material adverse effect on the Company and concluded they do not. The Compensation Committee does not believe our executive compensation program and practices are designed to promote or encourage unreasonable risk for the following reasons:
    * Base salaries are fixed amounts determined on an annual basis and are established after a broad range of factors (rather than specific performance measures) are considered.

    * Performance-based compensation represents a significant portion of our executive officers' total cash compensation and is awarded under our discretionary annual cash bonus program. The discretionary nature of the program allows for determinations of executive officer annual cash bonuses to be based on several factors, as discussed under Performance-Based Compensation in the Elements of Executive Compensation section of this Proxy Statement. While annual cash bonuses generally reward short-term performance and achievements, this compensation also contributes to our long-term success by motivating executive officers to better our overall results and business.
    * We generally consider and apply the same performance measures and other factors for our annual cash bonus program for the Named Executive Officers, other executive and non-executive officers, management and non-executive employees.
    * Long-term incentive compensation is important to further aligning our executive officers' interests with those of our stockholders, and it balances short- and long-term decision-making by our executives. Most of our stock awards have staggered or long-term vesting schedules, and the financial opportunity is realized through appreciation of our stock price over several years.
    * The vesting and exercising of stock awards granted under our Equity Plan may be prohibited if an executive officer is terminated for cause or under other circumstances as provided in the Equity Plan.
    * With respect to their stock ownership, our executive officers could lose significant value if our stock price was exposed to unreasonable risk.
    * Our performance-based and long-term incentive compensation are not formulaic but are determined on a discretionary basis by the Compensation Committee. Awards of these types of compensation are also not assured each year.

When structuring overall compensation practices for our non-executive employees, we consider whether our practices incentivize unreasonable risk-taking behavior and could consequently impact our risk management and oversight. We also regard the mix of pay and the elements of our executive compensation program (including the relative considered factors) as they apply to employees generally. Our non-executive employee compensation practices are reviewed in the context of current and significant risks to determine if the practices encourage or induce employees to take unreasonable risks, and we also take into account our other policies and procedures that operate to monitor and deter unreasonable risk (such as disciplinary or record-keeping policies). Management also notifies our Board of significant and across-the-board modifications to employee compensation practices. We concluded that our non-executive employee compensation practices do not encourage risks that are reasonably likely to have a material adverse effect on us.

Other Executive Compensation Policies and Considerations.

     Stock  Grant  Practices.   Under  our  Equity  Plan,  the
       Compensation Committee may grant stock options, SARs and restricted stock to our executive officers and non-employee directors. We do not have an annual equity program, and the Equity Plan does not require us to grant equity awards on an annual or otherwise regular basis. Therefore, our Compensation Committee does not grant equity awards on any pre-determined grant date. Instead, the Compensation Committee selects a grant date after it decides to grant any equity awards. The Compensation Committee also selects a grant date that occurs when neither the recipient nor the Compensation Committee possess material nonpublic information.

       Pursuant to our Equity Plan, the purchase price of the common stock under each stock option is equal to the closing market price of our common stock on the date the option is granted. We do not necessarily consider the realized or unrealized value of prior stock option awards when determining the target economic value of

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

       new stock option awards because each grant is awarded as an incentive to drive future stockholder return. For stock options granted prior to the May 2007 Equity Plan amendments discussed below, the purchase price of the common stock under each option was equal to the closing market price of our common stock on the day prior to the date of grant. Restricted stock is awarded at no cost to the recipient.

       Our Compensation Committee also establishes the vesting period for each grant. We did not grant any stock options to Named Executive Officers or our other executive officers in 2009 or 2008. For that reason, and to further explain the vesting periods of stock options awarded under the Equity Plan, we have provided the Stock Option Vesting Periods table below regarding stock options granted in prior years for which a portion of the option award remains outstanding. All stock options granted to our Named Executive Officers in 2007 vest over a six-year period based on the prescribed schedules and expire after ten years.


                         Stock Option Vesting Periods
       -----------------------------------------------------------------
                                    2007 Grant:     1999-2006 Grants:
          Years from Grant Date    Amount Vested      Amount Vested
          ---------------------    -------------      -------------
           2 Years (24 Months)          15%                25%
           3 Years (36 Months)          20%                20%
           4 Years (48 Months)          20%                20%
           5 Years (60 Months)          20%                20%
           6 Years (72 Months)          25%                15%


       The restricted stock granted in 2009 is subject to a service-based periodic vesting schedule. Beginning three years after the December 1, 2009 grant date, the restricted stock will vest annually in five increments of 20% each. These 2009 awards will become fully vested on December 1, 2016 and have no post-vesting sales restrictions. However, the restricted stock granted in 2008 is not subject to periodic vesting periods; rather, the restricted stock will vest five years after the grant date of the award and has no post-vesting sales restrictions. The restricted stock granted in 2009 and 2008 does not give the recipient any voting or dividend rights until such stock fully vests.

       Our Equity Plan also permits the Compensation Committee to grant SARs to our executive officers and non-employee directors. No such awards were granted in 2009, nor have any SARs been granted at any other time.

       On May 8, 2007, our stockholders approved amendments to the Equity Plan. (The Equity Plan was included as
       Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on May 14, 2007.) Please refer to the preceding Long-Term Incentive Compensation section for additional details regarding stock option and restricted stock determinations. The Summary Compensation Table and Grants of Plan-Based Awards for 2009 table also provide information regarding stock options and restricted stock granted to our Named Executive Officers.

     Executive  Stock Ownership.  Although we  do   not   have
       formal stock ownership guidelines or requirements for our executive officers, our executive officers as a group hold over 40% of the outstanding shares of our common stock. As discussed in this Proxy Statement, our Equity Plan permits us to grant nonqualified stock options, SARs and restricted stock to executive officers. Our executive officers may also increase their stock ownership by electing to participate in our Employee Stock Purchase Plan, as discussed under Benefits on page 29. Effective January 1, 2010, the maximum annual contribution level for all employees increased from $5,000 to $10,000. This increase enables executive officers and other employees to purchase a larger number of Company shares through the Employee Stock Purchase Plan and thereby increase their stock ownership in the Company. The individual stock ownership of our Named Executive Officers is provided in the Beneficial Ownership table on page 21.

     Tax  Deductibility of Executive Compensation;  Accounting
       Considerations. The Compensation Committee reviews estimated tax and accounting (pro forma expense) projections and implications and how these factors impact the material elements of our executive compensation program. Generally, executive salaries and performance-based compensation are accrued as expense over the requisite service period related to the particular compensation element (this period is typically equal to the performance period of the executive officer), and we realize a tax deduction upon the payment of the compensation to the executive.

       Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction, in any one taxable year, for non-performance-based compensation in excess of $1 million paid to the CEO and the next four highest compensated executive officers. We collectively refer to these executives as the "covered officers." Certain compensation of the covered officers is specifically exempt from the deduction limit to the extent that such compensation does not exceed $1 million during any fiscal  year  or is "performance-based" as  defined  in
       Section 162(m). The Compensation Committee carefully considers and monitors the effect of Section 162(m) on our executive compensation program and will structure executive compensation to preserve its tax deductibility under Section 162(m) while maintaining our ability to attract, motivate and retain high-quality executive officers. The Compensation Committee also believes there are circumstances where the interests of the Company and our stockholders are best served by maintaining flexibility in the manner compensation is provided. In those events, the Compensation Committee may, at its discretion, approve payments of nondeductible compensation if the Compensation Committee believes the circumstances warrant such payments. All amounts paid to the covered officers during 2009 qualified as deductible under
       Section 162(m), except for $71,744 paid to Greg Werner. Our aggregate cost of the lost tax deduction that resulted from exceeding the Section 162(m) deductibility limit in 2009 was approximately $29,000.

Employment Arrangements

Each of our Named Executive Officers and other executive officers has been an employee of the Company for at least ten years, and none has any type of written employment agreement with us.

Arrangements and Potential Payments Upon Termination or Change in Control

Termination. None of our Named Executive Officers for 2009 has a severance agreement or severance benefit arrangement with us. We do not provide for incremental compensation or special treatment for incentive compensation in the event of a Named Executive Officer's voluntary termination (such as resignation or retirement), termination for cause or termination by death or disability.

Change in Control. None of our Named Executive Officers has a change in control agreement with us, and we do not currently provide for incremental compensation or special treatment for incentive compensation related to a change in control. Under the stockholder-approved Equity Plan, the Compensation Committee and the Board have the authority and discretion to take certain actions in the event of a change in control in the Company, and determinations of such actions are generally made with respect to all Named Executive Officers or on a case-by-case basis. These actions include but are not limited to adjusting outstanding option awards or accelerating the vesting dates of outstanding awards.

Potential Benefits Payable Under the Equity Plan. As stated above, we do not have any employment, severance or change in control agreements with any of our Named Executive Officers. Our Equity Plan, however, permits the vesting of outstanding equity awards upon certain termination or resignation actions following a change in control. The Equity Plan provides that if a Named Executive Officer is terminated other than for "cause" or voluntarily resigns for "good reason" within the period beginning upon a change in control and ending on the second  anniversary  of the change in control,  then  (i)  all outstanding stock options and SARs will become fully exercisable and (ii) all conditions and restrictions (other than those imposed by law) on outstanding restricted stock will be deemed satisfied as of the executive officer's employment termination date. "Cause," "good reason" and "change in control" are defined in the current stockholder-approved version of the Equity Plan. (The Equity Plan was included as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on May 14, 2007.)

The ensuing Potential Benefits Payable Under the Equity Plan table shows the potential benefits payable to each Named Executive Officer due to the occurrence of either the termination or resignation event described in the Equity Plan. The amounts of the potential benefits represent the estimated value of all unvested equity awards that would fully vest upon either event, assuming such event occurred on December 31, 2009 (the last day of our fiscal year) and a stock price of $19.80 per share, which was the NASDAQ closing market price of our common stock on the same date. These amounts are the same for both events and are reflected in the "Potential Benefit" column.


         Potential Benefits Payable Under the Equity Plan
------------------------------------------------------------------
                            Number of Unvested         Potential
 Name                         Shares Vesting        Benefit ($)(1)
 ----                         --------------        --------------
 Clarence L. Werner       15,000 (Stock Options)         22,050
 Gary L. Werner           15,000 (Stock Options)        616,050
                         30,000 (Restricted Stock)
 Gregory L. Werner        15,000 (Stock Options)        616,050
                         30,000 (Restricted Stock)
 Derek J. Leathers        33,500 (Stock Options)       1,273,233
                         60,000 (Restricted Stock)
 John J. Steele           21,000 (Stock Options)        252,195
                         10,000 (Restricted Stock)


 ----------------
 (1) The actual exercise prices of the stock options (as specified in each Named Executive Officer's respective award agreements) vary from the $19.80 closing market price used to calculate the amounts in this table. These actual exercise prices range from a minimum of $16.68 per share to a maximum of $18.33 per share. Shares of restricted stock do not have an exercise price, thus the potential benefit was calculated using only the $19.80 closing market price.

Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

In conjunction with the preparation of the Company's Annual Report on Form 10-K for 2009 and this Proxy Statement for the Annual Meeting of Stockholders to be held May 10, 2010, the Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section (required by Item 402(b) of SEC Regulation S-K) of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for 2009.

                         Patrick J. Jung, Chair
                         Kenneth M. Bird, Ed.D.
                         Gerald H. Timmerman


Summary Compensation Table

The Summary Compensation Table provided on page 39 presents all elements of compensation for our Named Executive Officers for 2007, 2008 and 2009 as follows:
    *  Salary:  Refers to Base Salary.
    *  Bonus:  Refers to Performance-Based Compensation.
    * Option Awards and Stock Awards: Refers to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 (Compensation - Stock Compensation). Pursuant to SEC rules, the amounts listed for 2007 and 2008 have been restated to reflect the aggregate grant date fair value of restricted stock and stock options awarded during 2007 and 2008. Previously for these years, we disclosed the amounts recorded as expense in our 2007 and 2008 financial statements for stock and option awards granted to our Named Executive Officers.
    *  All   Other  Compensation:   Represents  the  aggregate
       amount of:
          (i)   Perquisites and other personal benefits having
                an aggregate value in excess of $10,000;
          (ii)  Matching  Company contributions to  the 401(k)
                Plan;
          (iii) Insurance premiums paid by the Company;
          (iv)  Tax reimbursements; and
          (v)   Matching  Company  contributions   under   the
                Employee Stock Purchase Plan.

You should read the Summary Compensation Table in conjunction with the Compensation Discussion and Analysis section and the tables and narrative descriptions that follow. Executive deferrals to our 401(k) Plan and nonqualified deferred compensation plan are included in the appropriate column (typically the "Salary and/or Bonus" columns) for which the compensation was earned.

The "Non-Equity Incentive Plan Compensation" column is omitted from the Summary Compensation Table because we did not make any non-equity incentive plan awards in 2007, 2008 or 2009. We have also removed the "Nonqualified Deferred Compensation Earnings" column from the Summary Compensation Table because none of the earnings on the nonqualified deferred compensation balances of our Named Executive Officers were above-market or preferential earnings.

                                     Summary Compensation Table
----------------------------------------------------------------------------------------------------
                                                        Stock       Option     All Other
 Name and                                    Bonus     Awards       Awards   Compensation
 Principal Position        Year   Salary     ($)(1)   ($)(2)(3)    ($)(2)(3)    ($)(4)     Total ($)
 ------------------        ----   ------     ------   ---------    --------- ------------  ---------
 Clarence L. Werner -      2009   715,000      -          -             -       31,570       746,570
 Chairman                  2008   715,000   350,000       -             -       31,570     1,096,570
                           2007   715,000   350,000       -             -       32,308     1,097,308

 Gary L. Werner -          2009   368,654   205,000    543,000          -       23,459     1,140,113
 Vice Chairman             2008   356,750   230,000       -             -       18,115       604,865
                           2007   355,000   230,000       -             -       18,115       603,115

 Gregory L. Werner -       2009   749,442   300,000    543,000          -       22,302     1,614,744
 President and CEO         2008   720,000   350,000       -             -       36,423     1,106,423
                           2007   679,615   350,000       -             -       36,808     1,066,423

 Derek J. Leathers -       2009   380,849   240,000    543,000          -       27,193     1,191,042
 Senior Executive Vice     2008   288,234   230,000    686,400          -       26,204     1,230,838
 President and COO;
 President of Werner
 Global Logistics (5)

 John J. Steele -          2009   219,077   110,000    181,000          -       16,447       526,524
 Executive Vice            2008   210,000   100,000       -             -       17,065       327,065
 President, Treasurer      2007   210,000    80,000       -           96,668    17,419       404,087
 and CFO


 ----------------
 (1) Annual cash bonus awards are made under the annual cash bonus program. Bonuses reported in this column were awarded by the Compensation Committee on December 1, 2009; December 2, 2008; and November 29, 2007,
       respectively.
 (2) The stock and option awards reported in these columns are also disclosed in the Grants of Plan-Based Awards for 2009 table on page 41 and Outstanding Equity Awards at December 31, 2009 tables on pages 42 and 43.
 (3) We did not grant any option awards in 2009 or 2008. The aggregate grant date fair value of the stock awards and option awards, respectively, reported in these columns are computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in each valuation, refer to Note 5 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2009.
 (4) Refer to the All Other Compensation for 2009 table on page 40 for a more detailed explanation of the compensation reported in this column.
 (5)   Mr. Leathers was not a Named Executive Officer in 2007.

All Other Compensation for 2009

The   table   below  shows  the  components  of   "all   other
compensation"   provided  in  2009  to  the  Named   Executive
Officers,  as  reported in the preceding Summary  Compensation
Table.


                                    All Other Compensation for 2009
---------------------------------------------------------------------------------------------------------------
                                                                                 Company
                                                                                Contrib-
                                                                                utions to
                                                                     Company    Employee
                               Perquisites      Tax                 Contrib-      Stock    Severance
                                 & Other     Reimburse-  Insurance  utions to   Purchase   Payments/
                                 Personal      ments      Premiums    401(k)      Plan     Accruals
 Name                    Year  Benefits ($)   ($) (1)     ($) (2)    Plan ($)    ($) (3)    ($) (4)   Total ($)
 ----                    ----  ------------   -------     -------    --------    -------    -------   ---------
 Clarence L. Werner      2009   20,331 (5)     11,239        -           -           -         -        31,570
 Gary L. Werner          2009   17,263 (6)      6,196        -           -           -         -        23,459
 Gregory L. Werner       2009   16,341 (7)      5,961        -           -           -         -        22,302
 Derek J. Leathers       2009   15,631 (8)      4,484      2,306       3,961        811        -        27,193
 John J. Steele          2009    8,471 (9)      4,484        -         2,681        811        -        16,447


 ----------------
 (1) The amounts reported in this column are the tax gross-ups for Company vehicle use for our Named Executive Officers.
 (2) The amount reported in this column represents a partial payment by the Company of Derek Leathers' healthcare insurance premiums.
 (3) There is a 15% Company match for employee contributions to the Employee Stock Purchase Plan.
 (4) In 2009 we did not, and do not currently, have any employment, termination or change in control arrangements with any of the Named Executive Officers.
 (5) Perquisites and personal benefits include $20,331 for use of two Company vehicles.
 (6) Perquisites and personal benefits include $11,478 for use of one Company vehicle and $5,785 for legal and income tax preparation services.
 (7) Perquisites and personal benefits include $11,066 for use of one Company vehicle and $5,275 for income tax preparation services.
 (8) Perquisites and personal benefits include $8,471 for use of one Company vehicle and $7,160 for Company-paid country club membership.
 (9) Perquisites and personal benefits include $8,471 for use of one Company vehicle.

Our contributions on behalf of the Named Executive Officers to the 401(k) Plan and Employee Stock Purchase Plan are made on the same terms as provided to all of our eligible employees in the United States. In addition to the above-mentioned compensation, the Named Executive Officers also participated in voluntary health and welfare benefit programs that are available and comparable to such programs for all eligible U.S. employees.

Grants of Plan-Based Awards for 2009

The following Grants of Plan-Based Awards for 2009 table sets forth information regarding restricted stock and stock option awards granted to Named Executive Officers under our Equity Plan during 2009. Columns required by the SEC regulations are omitted where there is no amount to report or such column is inapplicable for all of the Named Executive Officers.


                             Grants of Plan-Based Awards for 2009
----------------------------------------------------------------------------------------------
                                     All Other       All Other                      Grant Date
                                   Stock Awards:   Option Awards:                   Fair Value
                                    Number of        Number of       Exercise or     of Stock
                                    Shares of        Securities      Base Price     and Option
                          Grant      Stock or        Underlying       of Option       Awards
 Name                     Date     Units (#)(1)    Options (#)(1)     ($/Sh)(2)       ($)(3)
 ----                   ---------  -------------   --------------    -----------    ----------
 Clarence L. Werner         -            -               -                -             -
 Gary L. Werner         12/1/2009     30,000             -                -          543,000
 Gregory L. Werner      12/1/2009     30,000             -                -          543,000
 Derek J. Leathers      12/1/2009     30,000             -                -          543,000
 John J. Steele         12/1/2009     10,000             -                -          181,000


 ----------------
 (1) The stock and option awards reported in these columns are also disclosed in the Summary Compensation Table and Outstanding Equity Awards at December 31, 2009 tables and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) Pursuant to our Equity Plan, the exercise price is equal to the closing market price on the date of grant.
 (3) The fair value of the restricted stock is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. The present value of estimated future dividends was calculated based on a $0.05 quarterly dividend amount per share and 2.9% risk-free interest rate. The fair value of stock options is estimated using a Black-Scholes valuation model. Further discussion of the valuation and assumptions regarding our stock and option awards is provided in Note 5 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2009.


Outstanding Equity Awards at 2009 Year-End

The tables on pages 42 and 43 present information regarding all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2009. The stock option and restricted stock awards disclosed in these tables were granted under our long-term incentive program.

For the vesting dates of the unvested and unexercisable stock options disclosed in the Outstanding Equity Awards at December 31, 2009 (Option Awards) table on page 42, please refer to the Vesting Dates of Unvested and Unexercisable Stock Options at December 31, 2009 table on page 44.


                            Outstanding Equity Awards at December 31, 2009
------------------------------------------------------------------------------------------------------
                                           Option Awards(1)
                                           ----------------
                                                                 Equity
                                                               Incentive
                                                              Plan Awards:
                         Number of           Number of          Number of
                        Securities          Securities         Securities
                        Underlying          Underlying         Underlying       Option
                        Unexercised         Unexercised        Unexercised     Exercise       Option
                         Options:             Options:           Unearned        Price      Expiration
 Name                 (#) Exercisable   (#) Unexercisable(2)    Options (#)    ($/Sh)(3)       Date
 ----                 ---------------   --------------------  -------------    ---------    ----------
 Clarence L. Werner        85,000              15,000                -           18.33      05/20/2014

 Gary L. Werner           275,000 (4)            -                   -            9.77      09/29/2011
                           85,000              15,000                -           18.33      05/20/2014

 Gregory L. Werner        366,668 (5)            -                   -            9.77      09/29/2011
                           85,000              15,000                -           18.33      05/20/2014

 Derek J. Leathers         13,334 (6)            -                   -            7.61      09/20/2010
                           33,334                -                   -            9.77      09/29/2011
                           29,750               5,250                -           18.33      05/20/2014
                           13,000               7,000                -           16.68      10/22/2015
                            3,750              21,250                -           17.18      11/30/2017

 John J. Steele            12,500                -                   -            9.77      09/29/2011
                           17,000               3,000                -           18.33      05/20/2014
                            9,750               5,250                -           16.68      10/22/2015
                            2,250              12,750                -           17.18      11/30/2017


 ----------------
 (1) We did not grant any stock options to our Named Executive Officers in 2009 or 2008. The option awards granted in 2007 and reported in this table are also disclosed in the Summary Compensation Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) The vesting dates of unvested and unexercisable stock options are reported in the Vesting Dates of Unvested and Unexercisable Stock Options at December 31, 2009 table on page 44.
 (3) Pursuant to our Equity Plan, the exercise price is equal to the closing market price on the date of grant.
 (4) In February 2010, Mr. Werner exercised 55,000 stock options that were vested and exercisable at December 31, 2009.
 (5) In February 2010, Mr. Werner exercised 75,000 stock options that were vested and exercisable at December 31, 2009.
 (6) In March 2010, Mr. Leathers exercised 13,334 stock options that were vested and exercisable at December 31, 2009. The total number of shares acquired on exercise and held by Mr. Leathers is 2,500.


                            Outstanding Equity Awards at December 31, 2009
------------------------------------------------------------------------------------------------------
                                            Stock Awards(1)
                                            ---------------
                                                         Equity Incentive    Equity Incentive
                                                           Plan Awards:        Plan Awards:
                       Number of         Market Value       Number of        Market or Payout
                       Shares or         of Shares or    Unearned Shares,    Value of Unearned
                     Units of Stock     Units of Stock    Units or Other     Shares, Units or
                       That Have           That Have     Rights That Have    Other Rights That
 Name                Not Vested (#)   Not Vested ($)(2)   Not Vested (#)    Have Not Vested ($)
 ----                --------------   -----------------  ----------------   -------------------
 Clarence L. Werner       -                    -                  -                    -

 Gary L. Werner        30,000 (3)           594,000               -                    -

 Gregory L. Werner     30,000 (3)           594,000               -                    -

 Derek J. Leathers     30,000 (3)           594,000
                       30,000 (4)           594,000               -                    -

 John J. Steele        10,000 (3)           198,000               -                    -


 ----------------
 (1) The stock awards reported in this table are also disclosed in the Summary Compensation Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) Market value is calculated by multiplying the number of restricted stock shares that have not vested by the closing market price of our common stock ($19.80 per share) on December 31, 2009 (the last trading day of our fiscal year).
 (3) This restricted stock award will vest according to a staggered vesting schedule. Beginning on December 1, 2012 (three years after the December 1, 2009 grant date), the restricted stock will vest annually in five increments of 20% (6,000 shares) each. The award will then become fully vested on December 1, 2016. The restricted stock award is contingent upon the recipient's continued employment with the Company through each vesting date. If the recipient's employment with us is terminated, each portion of restricted stock for which the vesting date has not occurred will be forfeited pursuant to our Equity Plan and the recipient's Restricted Stock Award Agreement.
 (4) This restricted stock award is scheduled to vest in its entirety on July 31, 2013 (the fifth anniversary of the July 31, 2008 grant date), provided Mr. Leathers continues to be employed with the Company through the vesting date. If he is not employed with us at such time, all shares of restricted stock will be forfeited upon the end of Mr. Leathers' employment with us.


Vesting Dates of Unvested and Unexercisable Stock Options at December 31, 2009
------------------------------------------------------------------------------
                        Options                   Options
  Name                  Vesting   Vesting Date    Vesting   Vesting Date
  ----                  -------   ------------    -------   ------------
  Clarence L. Werner     15,000    05/19/2010

  Gary L. Werner         15,000    05/19/2010


  Gregory L. Werner      15,000    05/19/2010


  Derek J. Leathers       5,250    05/19/2010       5,000    11/29/2011
                          4,000    10/21/2010       5,000    11/29/2012
                          5,000    11/29/2010       6,250    11/29/2013
                          3,000    10/21/2011

  John J. Steele          3,000    05/19/2010       3,000    11/29/2011
                          3,000    10/21/2010       3,000    11/29/2012
                          3,000    11/29/2010       3,750    11/29/2013
                          2,250    10/21/2011


Option Exercises for 2009

The following Option Exercises for 2009 table provides information regarding stock options that were exercised by our Named Executive Officers during 2009. The "value realized on exercise" reflects the total pre-tax value realized by the Named Executive Officers. This value is calculated by subtracting the aggregate exercise price of the exercised options from the aggregate market value of the shares of common stock acquired on the exercise date. No restricted stock awards vested during 2009 for any Named Executive Officers. For that reason, the columns regarding vested stock awards have been omitted from the table.


                       Option Exercises for 2009
-----------------------------------------------------------------------
                                         Option Awards
                                         -------------
                              Number of Shares        Value Realized
   Name                   Acquired on Exercise (#)    on Exercise ($)
   ----                   ------------------------    ---------------
   Clarence L. Werner                -                       -
   Gary L. Werner                  96,668                1,034,957
   Gregory L. Werner              150,001                1,636,527
   Derek J. Leathers               20,000                  246,372
   John J. Steele                  13,334                  139,983


Nonqualified Deferred Compensation for 2009

We established a nonqualified deferred compensation plan in 2005 for eligible key employees whose 401(k) Plan contributions were limited by IRS regulations affecting highly compensated employees. This plan is subject to the requirements of Section 409A of the Internal Revenue Code and is administered in good faith compliance with Section 409A.

The nonqualified deferred compensation plan also permits us to make matching contributions to participant accounts. We did not make any such matches in 2009 and have not done so to date.

Deferrals. Under the nonqualified deferred compensation plan, eligible employees are permitted to defer a portion of their base salary on a pre-tax basis. Beginning on January 1, 2010, participants were also permitted to defer amounts from performance-based compensation. Such deferred amounts must be within the annual dollar limitations we establish. Through December 31, 2008, the annual dollar limitations were determined so that the combined sum of a highly compensated participant's 401(k) Plan contributions and nonqualified deferred compensation plan contributions would approximate the maximum contribution amount available to non-highly compensated employees who participate in the 401(k) Plan. Beginning January 1, 2009, certain participants were allowed to defer combined amounts that exceed the maximum 401(k)
Internal Revenue Code deferral limits for non-highly compensated employees. Prior to the enrollment period for the next year, management establishes maximum deferral limits that correspond to participants' job titles (such as Senior Vice President or Vice President). The maximum deferral limits for the 2009 nonqualified deferred compensation plan year ranged from $8,500 to $17,000, and such limits for the 2010 plan year range from $10,000 to $50,000. The maximum deferral limit for each of the Named Executive Officers and other executive officers was $17,000 for the 2009 plan year and is $50,000 for the 2010 plan year.

Earnings. Each participant in the nonqualified deferred compensation plan selects one or more investment funds available under the plan in which their contributed amounts of deferred compensation are deemed to be invested. Deferred compensation accounts will then accrue earnings based on the return of the selected investment funds. The participant may change how their deferred compensation is allocated to the investment funds at any time, subject to limitations imposed by the plan. Changes generally become effective as of the first trading day following the change. We do not pay preferential earnings or guarantee above-market earnings on any investments made under the plan. Any appreciation or depreciation in a plan participant's account is due solely to the participant's contributions and the underlying performance of the investment funds selected by the participant.

Distributions and "In Service" Withdrawals. At the time of making their deferral election for the year, a participant elects under his salary deferral agreement whether the resulting deferred compensation will be distributed to him in annual installments or a lump sum. Distributions are made after the executive officer's retirement or termination from the Company. Beginning January 1, 2010, participants who separate from service with the Company (as described in the plan) will generally not receive distributions from the plan until 12 months after the separation date (the previous distribution waiting period prescribed by the plan was six months). Under certain circumstances, participants may also elect to receive scheduled or hardship "in service"
withdrawals while still employed with us. The specific distribution options in this case depend upon the plan provisions. None of our Named Executive Officers received distributions or "in service" withdrawals during 2009.

The Nonqualified Deferred Compensation for 2009 table on page 46 presents the following information related to our nonqualified deferred compensation plan and Named Executive Officer participants:
    *  Executive  Contributions in 2009:   Reflects  voluntary
       executive deferrals of base salary. These deferrals are included in the "Salary" column of the Summary Compensation Table.
    *  Company  Contributions in 2009:  No such  contributions were made.
    * Aggregate Earnings in 2009: Reflects the earnings and/or losses on account balances. None of the earnings are above-market or preferential earnings and were therefore not included in the Summary Compensation Table.
    * Aggregate Withdrawals and Distributions in 2009: No withdrawals or distributions were made.

    * Aggregate Balance as of December 31, 2009: Reflects the total market value of the Named Executive Officer's nonqualified deferred compensation account, including such participant's contributions and earnings to date.


                               Nonqualified Deferred Compensation for 2009
-------------------------------------------------------------------------------------------------------
                                                         Aggregate                           Aggregate
                        Executive         Company         Earnings         Aggregate          Balance
                      Contributions    Contributions      (Losses)        Withdrawals/       at End of
 Name                 in 2009 ($)(1)    in 2009 ($)    in 2009 ($)(2)   Distributions($)    2009 ($)(3)
 ----                 --------------   -------------   --------------   ----------------    -----------
 Clarence L. Werner          -              -                 -               -                   -
 Gary L. Werner           16,370            -               8,745             -                46,763
 Gregory L. Werner         8,502            -               9,119             -                51,283
 Derek J. Leathers        16,250            -               8,562             -                45,659
 John J. Steele           16,370            -              10,660             -                55,726


 ----------------
 (1) The amounts disclosed in this column are reported as compensation and included within the amounts in the "Salary" column of the Summary Compensation Table on page 39.
 (2) We do not provide above-market or preferential earnings on nonqualified deferred compensation plan balances, so we did not report any portion of these amounts in the Summary Compensation Table pursuant to SEC rules.
 (3) Of these balances, the following executive contributions were reported in the "Salary" column of the Summary Compensation Table in our proxy statements for 2007 and 2008: C.L. Werner, not applicable; Gary Werner, $18,496; Greg Werner, $18,980; Derek Leathers, $7,800 (2008 only); and, John Steele, $19,000.


          PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
         INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of the Independent Registered Public Accounting Firm

The firm of KPMG LLP ("KPMG") is our independent registered public accounting firm. The following table sets forth the aggregate fees billed to us by KPMG for professional audit services rendered in connection with the audit of our annual financial statements and internal control over financial reporting for 2009 and 2008 and for other services provided to us by KPMG during those periods.


                      Independent Registered Public
                  Accounting Firm Fees for 2009 and 2008
                ------------------------------------------
                                    2009 ($)      2008 ($)
                                    --------      --------
                Audit Fees           402,360       422,360
                Audit-Related Fees      -             -
                Tax Fees                -             -
                All Other Fees          -             -
                Total                402,360       422,360


Audit Fees. Audit fees consist of fees for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for 2009 and 2008, (ii) review of our financial statements included in our Quarterly Reports on Form 10-Q during such periods and (iii) the audit of our internal control over financial reporting during such periods.

Audit-Related Fees. Audit-related fees consist of fees (i) for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees and (ii) fees related to audit and attest services not required by laws or regulations and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees are defined as fees for professional services for tax compliance, tax advice and tax planning. These services may include assistance regarding federal, state and international tax compliance, tax return preparation, tax audits and customs and duties.

The  Audit Committee has reviewed KPMG's provision of services
and   believes   that  these  services  are  compatible   with
maintaining the independence of KPMG. KPMG did not provide any non-audit services for us in 2009.

The Audit Committee has approved KPMG as our independent registered public accounting firm for 2010. Representatives of KPMG will be present at the 2010 Annual Meeting and will have an opportunity, should they so desire, to make a statement. The KPMG representatives will also be available to respond to appropriate questions from stockholders.

Policy of Audit Committee Pre-Approval of Audit and Non-Audit
Services  Performed  by  the  Independent  Registered   Public
Accounting Firm

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by independent registered public accounting firms. Prior to the engagement of an independent registered public accountant for the next year's audit, our management will submit to the Audit Committee for approval an itemized list of all audit and non-audit services expected to be rendered during such year and the budgeted fees for such services. The Audit Committee then pre-approves these services according to the categories of service in the Independent Registered Public Accounting Firm Fees for 2009 and 2008 table on page 46. When determining whether a service should receive pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence. In the event circumstances arise and it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve such additional services prior to the commencement of the engagement and provision of such services.

Pursuant to its charter, the Audit Committee may delegate to its Chair the pre-approval authority to address any requests for pre-approval of services between Audit Committee meetings, and such Chair must report any such pre-approval decisions to the committee at its next meeting. Our management and independent registered public accounting firm periodically report to the full Audit Committee (i) the extent of services provided by such accounting firm in accordance with this pre-approval and (ii) the fees for services performed to date.

We did not pay any fees categorized as Audit-Related Fees, Tax Fees or All Other Fees to KPMG during 2009 and 2008. Accordingly, the Audit Committee did not approve any fees during these periods that related to the pre-approval provisions or the de minimis exception set forth in applicable SEC rules.

Voting Process and Vote Required

Assuming the presence of a quorum, the ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Shares withheld will not have any effect on the outcome of the vote to ratify KPMG as our independent registered public accounting firm.

In the event our stockholders do not ratify the appointment of KPMG, then our Audit Committee and Board of Directors will reconsider the appointment. Even if our stockholders ratify the selection of KPMG, the Audit Committee will retain its authority to, in its discretion and at any time during 2010, select a different independent registered public accounting firm or terminate KPMG if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

Recommendation of the Board of Directors - Proposal 2

We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for 2010. Although this stockholder ratification is not required by our By-Laws, Audit Committee charter or otherwise, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of corporate governance.

The  Board of Directors recommends that stockholders vote  FOR
                                                           ---
the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the ratification of the appointment of KPMG LLP.


               TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Person Transactions

Our Governance Committee charter requires the Governance Committee (each member of which is independent under applicable NASDAQ listing standards and SEC rules) to oversee administration of our policies with respect to related person transactions and to review and approve all related person transactions submitted to the Governance Committee when such approval is required under the NASDAQ and SEC rules and regulations. All related person transactions that are required to be disclosed under SEC rules are disclosed in our applicable SEC filings.

For purposes of Item 404 of SEC Regulation S-K, a "related person transaction" is generally any effected or proposed transaction, arrangement or relationship in which:
    (i)     The Company was or is to be a participant;
    (ii) The amount involved exceeds or is expected to exceed $120,000; and
    (iii)   Any "related person" has an interest.

Under Item 404, "related person" generally means:
    *  A director or director nominee of the Company;
    *  An executive officer of the Company;

    * A security holder who is known to be the beneficial owner of more than 5% of our common stock; or
    * Any "immediate family member" of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. "Immediate family members" include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person's household.
    * Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

Related Person Transactions

Land Lease Agreement. The Company leases certain land from the Clarence L. Werner Revocable Trust (the "Trust"), a related person. C.L. Werner, Chairman of Werner Enterprises, Inc., is the sole trustee of the Trust. On February 8, 2007, the Company entered into a revised Lease Agreement, effective as of May 21, 2002 (the "Lease Agreement"), and a License Agreement (the "License Agreement") with C.L. Werner in his
capacity   as  trustee.   The  Lease  Agreement  and   License
Agreement were approved by the disinterested members of the Board of Directors at the Board's February 8, 2007 meeting. The Lease Agreement was originally entered into between the parties on May 21, 2002 with a 10-year lease term commencing June 1, 2002 (the "2002 Lease Agreement").

The Lease Agreement covers the lease of land comprising approximately 35 acres (referred to as the "Lodge Premises"), with improvements consisting of lodging facilities and a sporting clay range which the Company uses for business meetings and customer and vendor promotion. The 2002 Lease Agreement provided for a non-exclusive license to use for hunting purposes a contiguous portion of farmland comprising approximately 580 acres (referred to as the "Farmland Premises"). These license rights were deleted from the Lease Agreement and incorporated into the License Agreement.

The Lease Agreement's current ten-year term expires May 31, 2012. The Lease Agreement gives the Company the option to extend such agreement for two additional five-year periods, through 2017 and 2022, respectively. Under the Lease Agreement, the Company also makes annual rental payments of one Dollar ($1.00) per year, and the Company is responsible for the real estate taxes and maintenance costs on the Lodge Premises. These costs totaled approximately $40,000 in 2009.

Under the Lease Agreement, at any time during the lease or any extension thereof, the Company has the option to purchase the Lodge Premises from the Trust at its current market value, excluding the value of all leasehold improvements the Company made. The Company also has a right of first refusal to purchase the Lodge Premises, or any part thereof, if the Trust receives an offer from an unrelated third party to purchase the Lodge Premises. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the Lodge Premises. If the Company does not elect to purchase the Lodge Premises as demanded by the Trust, then the Company's option to purchase at any time during the lease is forfeited; however, the Company will retain the right of first refusal with respect to a purchase offer from an unrelated third party. If the Company terminates the Lease Agreement prior to the expiration of the initial ten-year term and elects not to purchase the Lodge Premises from the Trust, then the Trust agrees to pay the
Company the cost of all leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the Lease Agreement (ten years). If, at the termination of the initial ten-year term or any of the two five-year renewal periods, the Company has not exercised its option to purchase the Lodge Premises accordingly, the leasehold improvements become the property of the Trust. However, the Company currently intends to exercise its option to purchase the Lodge Premises at its current market value prior to the completion of the initial ten-year lease period or any of the two five-year renewal periods. The Company has made leasehold improvements to the Lodge Premises of approximately $6.2 million since the inception of leasehold arrangements commenced in 1994.

The revisions to the Lease Agreement removed the provisions relating to the Farmland Premises (including the description of option to purchase rights described above), as of the effective date of the 2002 Lease Agreement, and the Company and the Trust entered into the separate License Agreement defining the Company's respective rights to the Farmland Premises. Under the License Agreement, the Company and its invitees are granted a non-exclusive right to hunt and fish on the Farmland Premises, for a term of one year, which is automatically renewable unless either party terminates not less than 30 days prior to the end of the current annual term. The Trust agrees to use its best efforts to maintain a controlled shooting area permit on the Farmland Premises while the License Agreement is effective and to maintain the land in a manner to maximize hunting cover for game birds. In consideration of the license to hunt and fish on the Farmland Premises, the Company agrees to pay the Trust an amount equal to the real property taxes and special assessments levied on the land and the cost of all fertilizer and seed used to maintain the hunting cover and crops located on the land. Such costs were approximately $51,000 for 2009.

Family Members of Executive Officers and Directors. The Company employs the family members of certain executive officers in the following capacities: (i) Scott Robertson is employed as the Director-Aviation and is C.L. Werner's son-in-law and the brother-in-law of Gary Werner and Greg Werner; and
(ii) Clint Werner is employed as Senior Director-Fleet Maintenance & Gra-Gar and is the son of Greg Werner and grandson of C.L. Werner. The total compensation in 2009 for Mr. Robertson was $168,580 (this amount includes the use of one Company vehicle) and for Clint Werner was $137,366 (this amount includes the use of one Company vehicle). In 2009, the Company also employed six other family members of certain executive officers in various capacities, and each of these other family members received less than $120,000 in annual compensation in 2009.

Independent Contractors. During 2009, the Company paid $6,141,566 to Pegasus Enterprises, LLC, which was owned by C.L. Werner's brother and former sister-in-law, Vern and Diane Werner. During 2009, Ms. Diane Werner became the sole owner of Pegasus Enterprises, LLC. In 2009, the Company also paid $918,337 to WinRow Farms, which is owned by Vern Werner. Pegasus Enterprises, LLC and WinRow Farms lease tractors and drivers to us as independent contractors. During 2009, the Company sold used tractors to Pegasus Enterprises, LLC at a total of $218,940 and to WinRow Farms at a total of $61,000. At December 31, 2009, the Company had notes receivable from Pegasus Enterprises, LLC of $915,673 related to the sale of 38 used trucks. The largest aggregate amount of principal outstanding during 2009 was $1,299,105. The amount of principal paid during 2009 was $549,175, and the amount of interest paid during 2009 was $132,099. The interest rate payable on this debt ranges from 10% to 12%. The payments to Pegasus Enterprises, LLC and WinRow Farms are based on the same per-mile settlement scale that is applied to the Company's other similar independent contractors. The Company believes the terms of the note agreements and the tractor sales prices are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

Personal Use of Corporate Aircraft. C.L. Werner utilized the Company's corporate aircraft for non-business purposes during 2009. Mr. Werner reimbursed the Company $213,730 representing the aggregate incremental cost associated with the personal flights. This cost is higher than the imputed income calculated for income tax purposes in accordance with IRS rules. The incremental cost is computed using the average hourly variable costs of operating the Company's aircraft, which primarily consists of fuel and maintenance.

                        OTHER BUSINESS

We do not know of any business that will be presented for consideration at the 2010 Annual Meeting of Stockholders other than that described in this Proxy Statement. As to other business (if any) that may properly be brought before the meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.


                     STOCKHOLDER PROPOSALS

Only stockholders of record as of March 22, 2010, are entitled to bring business before the 2010 Annual Meeting. All stockholder proposals must be in writing and include the following:
    (i) A brief description of the business the stockholder desires to bring before the Annual Meeting;
    (ii) The reason for conducting such proposed business at the Annual Meeting;
    (iii) The name and address of the stockholder proposing such business;
    (iv) The class and number of shares of our common stock beneficially owned by such stockholder; and
    (v) Any material interest of the stockholder in such business.

To  be  eligible  for inclusion in our 2011  Proxy  Materials:
Stockholder proposals intended to be presented at our 2011 Annual Meeting of Stockholders must be in writing and be received by the Corporate Secretary at our executive offices on or before December 8, 2010. The inclusion of any such stockholder proposal in our 2011 Proxy Materials will be subject to the applicable proxy rules and regulations under the Exchange Act and will be considered untimely if received after December 8, 2010. Stockholders may submit nominations for directors to be elected at the 2011 Annual Meeting of Stockholders, and such nominations must be written and delivered to the Corporate Secretary at our executive offices by December 8, 2010. Such nominations are also subject to the rules and regulations prescribed by the Exchange Act. For a description of the process of submitting stockholder nominations for director, refer to the Director Nomination Process section under Corporate Governance in this Proxy Statement.

Regarding  proposals  not to be included  in  our  2010  Proxy
Materials: Stockholders may present proposals for consideration at the 2010 Annual Meeting of Stockholders that are not intended for inclusion in the 2010 Proxy Materials. These proposals must be received in writing by the Corporate Secretary at our executive offices no later than April 20, 2010 for the 2010 Annual Meeting. Pursuant to our By-Laws, stockholders may make other proposals at the Annual Meeting to be discussed and considered; but unless the Corporate Secretary receives the written proposal at least twenty days before the Annual Meeting, such proposal will be considered untimely and will not be acted upon. Instead, the proposal will be laid over for action at the next stockholder meeting held thirty days or more later.


             STOCKHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called "householding" pursuant to SEC rules and regulations. Under this procedure, we will deliver only one copy of this Proxy Statement and our 2009
Annual  Report  to multiple stockholders who  share  the  same mailing address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate Proxies. This procedure reduces our printing and mailing costs and fees.

We  will  promptly deliver, upon written or  oral  request,  a separate copy of this Proxy Statement and the 2009 Annual Report to any stockholder at a shared address to which a single copy of either of those documents was delivered. To request a separate copy of this Proxy Statement and/or the 2009 Annual Report, stockholders may write or call our Corporate Secretary at our executive offices. You will not be charged for any requested copies. This Proxy Statement and our 2009 Annual Report are also available on our website.

Householding of proxy materials occurs when you provide us or your broker with a written householding consent. Stockholders who would like to revoke their householding consent and receive a separate copy of our subsequent proxy statements and annual reports to stockholders should contact their broker (if the shares are held in a brokerage account) or our Corporate Secretary (if you hold registered shares). Stockholders who share a mailing address and receive multiple copies of proxy materials but would like to participate in householding and receive a single copy of our proxy materials should contact their broker or our Corporate Secretary.


   CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES

Our  Corporate  Secretary is James L.  Johnson.   The  mailing
address,  telephone  numbers  and  e-mail  address   for   our
Corporate Secretary and executive offices are:
                   Werner Enterprises, Inc.
                Attention:  Corporate Secretary
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                  Telephone:  (402) 895-6640
                  Toll-Free:  (800) 228-2240
               E-Mail:  invrelations@werner.com


        INTERNET WEBSITE AND AVAILABILITY OF MATERIALS

Our Internet website, as referred to in this Proxy Statement, is: http://www.werner.com, under the "Investor Information" tab. This Proxy Statement, the Notice of Annual Meeting of Stockholders and 2009 Annual Report (including our Annual Report on Form 10-K for 2009) are available on our website. Our prior proxy statements, annual reports and SEC filings are also included on the website. You may obtain a copy of these materials, without charge, on our website or by contacting the Corporate Secretary.

--------------


                                By Order of the Board of Directors


                                /s/ James L. Johnson

                                James L. Johnson
                                Senior Vice President, Controller
                                 and Corporate Secretary

Omaha, Nebraska
April 7, 2010

                         WERNER ENTERPRISES, INC.
                           Post Office Box 45308
                        Omaha, Nebraska  68145-0308

                            -------------------

                                   PROXY

                            -------------------

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held Monday, May 10, 2010. The undersigned stockholder hereby acts by proxy and appoints each of Clarence L. Werner and Gary L. Werner to act as duly authorized attorneys-in-fact and proxies (collectively, the "Designated Proxy Holders"), with full power of substitution, to represent and vote, as the undersigned stockholder directs herein, all shares of common stock of Werner Enterprises, Inc., that such stockholder is entitled to vote as of March 22, 2010 at the Annual Meeting of Stockholders to be held on Monday, May 10, 2010 (including any adjournments or postponements thereof), and to vote all such shares on any other business that properly comes before such meeting.

The proposals to be voted on in this Proxy are not related to, and are not conditioned upon, the approval of other matters. The Board of Directors of Werner Enterprises, Inc. submits and recommends a vote "for" each of the following proposals:

1.   Proposal 1 - Election of Directors.
     Check only one box. To withhold authority to vote for any individual nominee(s), check "For All Except" and write the number(s) of the nominee(s) on the line below the box.
                                   For All   Withhold All   For All Except
       Nominees:                    [   ]       [   ]           [   ]
       1.  Kenneth M. Bird, Ed.D.
       2.  Gerald H. Timmerman

                                                           ---------------

2. Proposal 2 - To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Werner Enterprises, Inc. for the year ending December 31, 2010.
     Check only one box.
               For                Against             Abstain
              [   ]                [   ]               [   ]

This Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given with respect to a proposal, this Proxy will be voted "FOR ALL" director nominees and "FOR" the other proposal.

Please date, sign and print your name.*
                                       If held jointly:

--------------------  ---------        --------------------  ---------
Signature             Date             Signature             Date

--------------------                   --------------------
Printed Name                           Printed Name

*When shares are held by joint tenants, both individuals should sign this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the stockholder is a corporation or partnership, provide the full corporate or partnership name by the name of the authorized officer or person completing this Proxy.

 Please mark, sign, date and promptly return this Proxy using the enclosed postage-paid return envelope.

      Important Notice Regarding the Availability of Proxy Materials
          for the Stockholder Meeting To Be Held on May 10, 2010:
          ------------------------------------------------------
The Proxy Statement and 2009 Annual Report of Werner Enterprises, Inc. are available, without charge, at http://www.werner.com under the "Investor Information" tab or by contacting the Corporate Secretary by toll free telephone at (800) 228-2240 or by e-mail at invrelations@werner.com.